Exhibit 10.2

Execution version

FINANCING AGREEMENT

Dated as of November 8, 2018

by and among

SMTC CORPORATION,
as the Parent

EACH SUBSIDIARY OF THE PARENT
LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,
as Borrowers,

THE PARENT AND EACH SUBSIDIARY OF THE PARENT
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

TCW ASSET MANAGEMENT COMPANY LLC,
as Collateral Agent,

and

TCW ASSET MANAGEMENT COMPANY LLC,
as Administrative Agent

Table of Contents

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SCHEDULE AND EXHIBITS

Schedule 1.01(A) Lenders and Lenders' Commitments

Schedule 1.01(B) Facilities

Schedule 1.01(C) Holding Companies

Schedule 1.01(D) Immaterial Subsidiaries

Schedule 1.01(E) Inactive Subsidiaries

Schedule 1.01(F) [Reserved]

Schedule 1.01(G) Target Indebtedness

Schedule 1.01(H) Costs and Synergies

Schedule 6.01(e) Capitalization; Subsidiaries

Schedule 6.01(f) Litigation

Schedule 6.01(i) ERISA

Schedule 6.01(l) Nature of Business

Schedule 6.01(q) Environmental Matters

Schedule 6.01(r) Insurance

Schedule 6.01(u) Intellectual Property

Schedule 6.01(v) Material Contracts

Schedule 7.02(a) Existing Liens

Schedule 7.02(b) Existing Indebtedness

Schedule 7.02(e) Existing Investments

Schedule 7.02(k) Limitations on Dividends and Other Payment Restrictions

Schedule 8.01 Cash Management Accounts

Exhibit A Form of Joinder Agreement

Exhibit B Form of Assignment and Acceptance

Exhibit C Form of Notice of Borrowing

Exhibit D Form of LIBOR Notice

Exhibit E Form of Warrant

Exhibit F Form of Note

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FINANCING AGREEMENT

Financing Agreement, dated as of November __, 2018, by and among SMTC Corporation, a Delaware corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a "Borrower" hereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), TCW Asset Management Company LLC ("TCW"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and TCW Asset Management Company LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a Term Loan A (as hereinafter defined) in the aggregate principal amount of $50,000,000 and (b) a multi-draw Term Loan B (as hereinafter defined) in the aggregate principal amount of $17,000,000. The proceeds of the Term Loans funded on the Effective Date shall be used to (a) fund a portion of the cash consideration payable in connection with the MC Assembly Acquisition (as hereinafter defined), (b) refinance existing indebtedness of the Parent and its Subsidiaries (as hereinafter defined), (c) pay the costs, fees and expenses relating to the MC Assembly Acquisition and the Term Loans (as hereinafter defined) and (d) fund working capital and general corporate purposes. The proceeds of the Term Loan B funded after the Effective Date shall be used solely to fund any earn-outs payable in respect of the MC Assembly Acquisition. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; CERTAIN TERMS

Section 1.01        Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

"Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

"Acquired EBITDA" means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined in accordance with the definition of "Consolidated EBITDA").

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"Acquired Entity or Business" has the meaning specified therefor in the definition of "Consolidated EBITDA."

"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

"Acquisition Agreement" means the Stock Purchase Agreement, dated November 8, 2018, by and between the Parent, MC Assembly, the sellers party thereto and the seller representative, as in effect on the date hereof.

"Acquisition Collateral Assignment" means the Collateral Assignment of Acquisition Documents, dated as of the date hereof, and in form and substance satisfactory to the Collateral Agent, made by the Parent in favor of the Collateral Agent.

"Acquisition Documents" means the Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith.

"Action" has the meaning specified therefor in Section 12.12.

"Additional Amount" has the meaning specified therefor in Section 2.09(a).

"Administrative Agent" has the meaning specified therefor in the preamble hereto.

"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

"Administrative Borrower" has the meaning specified therefor in Section 4.05.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

"Agent" has the meaning specified therefor in the preamble hereto.

"Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

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"Anniversary Fees" has the meaning specified therefor in Section 2.06(e).

"Anti-Corruption Laws" means all Requirements of Law concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Anti-Money Laundering Laws" means all Requirements of Law concerning or relating to terrorism or money laundering, including the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959), and the rules and regulations thereunder.

"Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, (i) in the case of the Term Loan A, 5.00% per annum, and (ii) in the case of the Term Loan B, 8.50% per annum; provided that (A) such rate in respect of the Term Loan B shall increase to 10.50% per annum on the first anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the first anniversary of the Effective Date and (B) such rate in respect of the Term Loan B shall increase to 12.50% per annum on the second anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the second anniversary of the Effective Date (and the Lenders have not elected to increase the number of warrant shares issuable under the Warrants pursuant to the terms thereof), and (b) any LIBOR Rate Loan or any portion thereof, (i) in the case of the Term Loan A, 7.00% per annum, and (ii) in the case of the Term Loan B, 10.50% per annum; provided that (A) such rate in respect of the Term Loan B shall increase to 12.50% per annum on the first anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the first anniversary of the Effective Date and (B) such rate in respect of the Term Loan B shall increase to 14.50% per annum on the second anniversary of the Effective Date in the event that the Term Loan B is not paid in full on or prior to the second anniversary of the Effective Date (and the Lenders have not elected to increase the number of warrant shares issuable under the Warrants pursuant to the terms thereof).

"Applicable Premium" means

(a)                as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:

(i)                 during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the "First Period"), an amount equal to (A) with respect to the Term Loan A, 3.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, 1.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

(ii)               during the period after the First Period up to and including the date that is the second anniversary of the Effective Date (the "Second Period"), an amount equal to (A) with respect to the Term Loan A, 2.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, 2.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

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(iii)             during the period after the Second Period up to and including the date that is the third anniversary of the Effective Date (the "Third Period"), (A) with respect to the Term Loan A, an amount equal to 1.00% times the aggregate amount of all Term Loan A Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event and (B) with respect to the Term Loan B, 3.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event;

(iv)             during the period after the Third Period up to and including the date that is the fourth anniversary of the Effective Date (the "Fourth Period"), with respect to the Term Loan B only, an amount equal to 4.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event; and

(v)               during the period after the Fourth Period (the "Fifth Period"), with respect to the Term Loan B only, an amount equal to 5.00% times the aggregate amount of all Term Loan B Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event; and

(b)               as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)                 during the First Period, an amount equal to (A) with respect to the Term Loan A, 3.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, 1.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(ii)               during the Second Period, an amount equal to (A) with respect to the Term Loan A, 2.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, 2.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(iii)             during the Third Period, an amount equal to (A) with respect to the Term Loan A, 1.00% times the amount of the Term Loan A Obligations (other than the Applicable Premium) being paid on such date, and (B) with respect to the Term Loan B, 3.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date;

(iv)             during the Fourth Period, with respect to the Term Loan B only, an amount equal to 4.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date; and

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(v)               during the Fifth Period, with respect to the Term Loan B only, an amount equal to 5.00% times the amount of the Term Loan B Obligations (other than the Applicable Premium) being paid on such date.

"Applicable Premium Trigger Event" means

(a)                any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment (other than (i) with respect to the Term Loan A only, prepayments pursuant to Section 2.03(a), Section 2.05(c)(i) and Section 2.05(c)(iv) and (ii) with respect to the Term Loan B only, any prepayment of the Term Loan B in full prior to the first anniversary of the Effective Date with the proceeds of an Equity Issuance pursuant to Section 2.05(c)(iii))) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(b)               the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;

(c)                the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations; or

(d)               the termination of this Agreement for any reason.

"Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.

"Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

"Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

"Beneficial Owner" means, for each Loan Party, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Loan Party's Equity Interests, and (b) a single individual with significant responsibility to control, manage, or direct such Loan Party.

"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

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"Board of Directors" means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

"Borrower" has the meaning specified therefor in the preamble hereto.

"Business Day" means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

"Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.

"Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody's or A 1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within 270 days from the date of acquisition thereof and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.

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"Cash Management Accounts" means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

"Cash Management Bank" has the meaning specified therefor in Section 8.01(a).

"CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

"Certificate of Beneficial Ownership" means, for each Loan Party, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Loan Party.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means each occurrence of any of the following:

(a)                [reserved];

(b)               the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 35% (or, in the case of Red Oak Partners, LLC and its Affiliates, 40%) of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(c)                during any period of 12 consecutive months, a majority of the members of the board of directors of the Parent cease to be composed of individuals: (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board;

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(d)               the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens);

(e)                Edward Smith shall cease to be involved in the day to day operations and management of the business of the Parent, and a successor reasonably acceptable to the Collateral Agent and the Required Lenders is not appointed on market terms or on other terms reasonably acceptable to the Collateral Agent and the Required Lenders within 120 days of such cessation of involvement; or

(f)                a "Change of Control" (or any comparable term or provision) under or with respect to any Indebtedness (including, without limitation, any Revolving Loan Obligations) of the Parent or any of its Subsidiaries in an aggregate principal amount in excess of $500,000, if the effect thereof is to accelerate, or to permit the acceleration of or otherwise require such Indebtedness to be prepaid or repaid (or an offer to prepay or repay shall be required to be made) prior to, the stated maturity of such Indebtedness.

"Closing Fee" has the meaning specified therefor in Section 2.06(a).

"Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

"Collateral Agent" has the meaning specified therefor in the preamble hereto.

"Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

"Commitment Fee" has the meaning specified therefor in Section 2.06(c).

"Commitments" means, with respect to each Lender, such Lender's Term Loan Commitments.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Competitor" means (a) any operating company that is designated by the Administrative Borrower by written notice delivered to the Administrative Agent on or prior to the Effective Date or, subject to the prior written approval of the Administrative Agent, after the Effective Date, as a competitor of the Loan Parties or their respective Subsidiaries and (b) any Person that is clearly identifiable, solely on the basis of such Person's name, as an affiliate of any Person referred to in clause (a) above. Notwithstanding anything to the contrary contained in this Agreement, (i) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors and (ii) the Borrowers (on behalf of themselves and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Competitor, and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Competitor.

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"Compliance Certificate" has the meaning assigned to such term in Section 7.01(a)(iv).

"Consolidated EBITDA" means, with respect to any Person for any period:

(a)                the Consolidated Net Income of such Person for such period,

plus

(b)               without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

(i)                 any provision for United States federal income taxes or other taxes measured by net income,

(ii)               Consolidated Net Interest Expense,

(iii)             any loss from Extraordinary Items,

(iv)             any depreciation and amortization expense,

(v)               any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(vi)             any transaction fees, costs and expenses incurred prior to, on or within 180 days after the Effective Date in connection with the consummation of the transactions contemplated herein in an aggregate amount not to exceed $4,800,000,

(vii)           any transition and integration costs and expenses incurred in connection with the MC Assembly Acquisition and paid within 365 days following the Effective Date in an aggregate amount not to exceed $2,000,000,

(viii)         one-time costs and synergies described in Schedule 1.01(H) to the extent that such costs are incurred and such synergies are realized in the periods set forth in Schedule 1.01(H) and do not exceed the amounts for such periods set forth in Schedule 1.01(H),

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(ix)             any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(x)               cash restructuring and severance charges, accruals or reserves (including such costs related to acquisitions after the Effective Date and adjustments to existing reserves) that are approved in writing by the Administrative Agent and the Required Lenders,

(xi)             transition and integration costs incurred in connection with any Permitted Acquisition that are approved in writing by the Administrative Agent and the Required Lenders,

(xii)           any expenses arising out of the accrual or payment of any earnouts and other amounts payable under the Acquisition Agreement,

(xiii)         amounts received consisting of proceeds of business interruption insurance,

(xiv)         fees, costs and expenses paid or payable in respect of amendments, restatements or other modifications of the Loan Documents and the Revolving Loan Documents,

(xv)           transaction fees, costs and expenses in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, paid or payable in connection with issuances of Equity Interests (A) outside of the ordinary course of business, (B) to the extent consummated and (C) to the extent not paid with the proceeds of such Equity Issuance,

(xvi)         transaction fees, costs and expenses in an aggregate amount not to exceed $250,000 in any Fiscal Year, paid or payable in connection with Permitted Acquisitions, Permitted Dispositions, issuances or incurrences of Permitted Indebtedness, and Permitted Investments, in each case, (A) outside of the ordinary course of business, (B) regardless of whether consummated and (C) to the extent not paid with the proceeds of any Equity Issuance, and

(xvii)       without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies arising in respect of any transactional or restructuring or business optimization actions taken and projected by the Borrowers in good faith to be realized no later than 12 months after the consummation thereof (as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating reductions and synergies are factually supportable and approved in writing by the Administrative Agent and the Required Lenders and (B) no such cost savings, operating expense reductions or synergies shall be included in the calculation of Consolidated EBITDA pursuant to this clause (xvii) to the extent duplicative of any expenses or charges or other amounts otherwise included in the calculation of Consolidated EBITDA (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), minus

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(c)                without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)                 any credit for United States federal income taxes or other taxes measured by net income,

(ii)               any gain from Extraordinary Items,

(iii)             any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and

(iv)             any other non-cash gain, including any reversal of a charge referred to in clause (b)(ix) above by reason of a decrease in the value of any Equity Interest;

in each case, determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, for the purposes of calculating Consolidated EBITDA as of any date of measurement ending on or before September 30, 2019, Consolidated EBITDA for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $3,004,364 for the Fiscal Quarter ended March 31, 2018, (2) $3,949,268 for the Fiscal Quarter ended June 30, 2018, and (3) $5,812,853 for the Fiscal Quarter ended September 30, 2018.

Notwithstanding the foregoing, in the case of the Parent and its Subsidiaries:

(A)             there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Parent or any of its Subsidiaries during such period to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired and not subsequently so disposed of, an "Acquired Entity or Business") based on the Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) determined on a historical pro forma basis; and

(B)              there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent or any of its Subsidiaries during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a "Sold Entity or Business") based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

11

"Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

"Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

"Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

12

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant "control" (as defined under the applicable UCC) over such account to the Collateral Agent.

"Current Value" has the meaning specified therefor in Section 7.01(m).

"Debtor Relief Law" means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Defaulting Lender" means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Administrative Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

13

"Disbursement Letter" means a disbursement letter, in form and substance satisfactory to the Administrative Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

"Disposed EBITDA" means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined in accordance with the definition of "Consolidated EBITDA").

"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through an LLC Division or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

"Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 6 months after the Final Maturity Date.

14

"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

"Domestic Loan Party" means any Loan Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

"Domestic Security Document" means each agreement, instrument or other document executed or delivered by a Loan Party or any other Person that purports to grant a Lien under the laws of the United States of America to secure the Obligations.

"Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

"Effective Date" has the meaning specified therefor in Section 5.01.

"Employee Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to.

"Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, or judgment from any Person or Governmental Authority involving any alleged or actual violation of or liability under any Environmental Law, or violation or liability relating to the manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal or exposure to any Hazardous Materials.

"Environmental Law" means any Requirement of Law relating to or concerning (i) the protection of the environment, natural resources, or, to the extent related to the use or handling of, or exposure to, Hazardous Materials, human health or safety, or (ii) the manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release or disposal of or exposure to any Hazardous Material.

"Environmental Liability" means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Claim; (b) any actual, alleged or threatened non-compliance with Environmental Law or Environmental Permit; (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials; (d) any Remedial Action; or (e) any contract, agreement, or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liability.

15

"Environmental Permit" means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

"Equity Documents" means each of the following:

(a)                the Registration Rights Agreement, duly executed by the Parent;

(b)               the Warrants, duly executed by the Parent; and

(c)                each Subscription Agreement, duly executed by the Parent.

"Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

"Equity Issuance" means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

"ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" or under "common control" within the meaning of Sections 414(b) or (c) (or, solely for purposes of the funding requirements of Section 412 of the Internal Revenue Code or Section 302 of ERISA, Section 414(m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA).

16

"ERISA Event" means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is in "at risk" status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is in "critical" or "endangered" status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent within the meaning of Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Loan Party of material fines, penalties or excise taxes under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA on the assets of any Loan Party or its ERISA Affiliates with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event.

"Event of Default" has the meaning specified therefor in Section 9.01.

"Excess Cash Flow" means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(b) or Section 2.05(c)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made, and any Purchase Price in respect of any Permitted Acquisition paid, by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding any Capital Expenditures and any Purchase Price in respect of any Permitted Acquisition, in each case, to the extent financed through the incurrence of Indebtedness (other than any revolving credit facility) or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes paid in cash by such Person and its Subsidiaries for such period, (vi) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period), and (vii) the items set forth in clauses (b)(vii), (b)(viii), (b)(x), (b)(xi), (b)(xii), (b)(xiii) (but only to the extent prepaid pursuant to Section 2.05(c)(iv)), (b)(xiv), (b)(xv), (b)(xvi) and (b)(xvii) of the definition of Consolidated EBITDA to the extent added back to Consolidated Net Income for the purpose of determining Consolidated EBITDA and paid in cash during such period. Notwithstanding the foregoing, any Acquired EBITDA of any acquired business accrued prior to the date it becomes a consolidated Subsidiary of the Parent or is merged or consolidated with the Parent or any of its consolidated Subsidiaries or the date that such acquired business’s assets are acquired by the Parent or any of its consolidated Subsidiaries shall be excluded from the calculation of Excess Cash Flow.

17

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Account" means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees and (b) any Petty Cash Accounts.

"Excluded Equity Issuance" means (a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable, (b) the issuance of Equity Interests in connection with any exercise of the Warrants, (c) the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent, (d) the issuance of Equity Interests of the Parent in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition, and (e) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (d) above.

"Excluded Subsidiary" means (a) any Immaterial Subsidiary, (b) any Inactive Subsidiary and (c) any other Subsidiary with respect to which the Agents shall have determined in their reasonable business judgment that the cost of joining such Subsidiary as a Borrower or Guarantor under this Agreement and the other Loan Documents outweighs the benefit to the Agents and the Lenders thereby. Notwithstanding the foregoing, no Subsidiary that is required to become a Borrower or Guarantor (as each such term is defined in the Revolving Loan Agreement (as in effect on the date hereof)) under the Revolving Loan Documents shall constitute an Excluded Subsidiary.

18

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason not to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Existing Lenders" means the lenders in respect of any Target Indebtedness.

"Extraordinary Items" means, with respect to any Person, any transaction or event that is both (a) unusual in nature (i.e., a transaction or event that possesses a high degree of abnormality of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of such Person) and (b) infrequent in occurrence (i.e. a transaction or event that is of a type that would not reasonably be expected to recur in the foreseeable future).

"Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or Section 2.05(c)(iii) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than (i) so long as no Event of Default shall have occurred and be continuing, the proceeds of business interruption insurance and (ii) the proceeds of other insurance to the extent such insurance proceeds are (A) immediately payable to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (B) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement including, without limitation, the Acquisition Agreement.

19

"Facility" means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Final Maturity Date" means the earlier of (a) November 8, 2023, and (b) the date of the expiration of the Term (as defined in the Revolving Loan Agreement as in effect on the date hereof).

"Financial Statements" means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2017, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the nine months ended September 30, 2018, and the related consolidated statement of operations, shareholder's equity and cash flows for the nine months then ended.

"Fiscal Quarter" means any fiscal quarter of the Parent determined in accordance with Section 1.04(b).

"Fiscal Year" means any fiscal year of the Parent determined in accordance with Section 1.04(b).

20

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, minus Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness (other than any revolving credit facility) or through an Equity Issuance), minus income taxes paid or payable by such Person and its Subsidiaries during such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid during such period (and, for the avoidance of doubt, excluding any prepayments made pursuant to Section 2.05(c)) to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period.

Notwithstanding the foregoing, for the purposes of calculating the Fixed Charge Coverage Ratio as of any date of measurement ending on or before September 30, 2019, (a) Capital Expenditures described in clause (a) of the definition of Fixed Charge Coverage Ratio for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $569,005 for the Fiscal Quarter ended March 31, 2018, (2) $3,477,868 for the Fiscal Quarter ended June 30, 2018, and (3) $2,620,380 for the Fiscal Quarter ended September 30, 2018, (b) income taxes described in clause (a) of the definition of Fixed Charge Coverage Ratio for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $27,036 for the Fiscal Quarter ended March 31, 2018, (2) $336,778 for the Fiscal Quarter ended June 30, 2018, and (3) $253,250 for the Fiscal Quarter ended September 30, 2018, and (c) the sum described in clause (b) of the definition of Fixed Charge Coverage Ratio for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $2,369,574 for the Fiscal Quarter ended March 31, 2018, (2) $2,369,574 for the Fiscal Quarter ended June 30, 2018, and (3) $2,369,574 for the Fiscal Quarter ended September 30, 2018.

"Foreign Loan Party" means any Loan Party that is organized under the laws of a jurisdiction other than any state of the United States of America or the District of Columbia.

"Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state (or other political subdivision) thereof or the laws of the District of Columbia.

"Foreign Plan Event" means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary thereof under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary thereof, or the imposition on any Loan Party or any Subsidiary thereof of any fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.

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"Foreign Sovereign Immunities Act" means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

"Foreign Subsidiary" means any Subsidiary of the Parent that is not a Domestic Subsidiary.

"Funding Fee" has the meaning specified therefor in Section 2.06(b).

"Funding Losses" has the meaning specified therefor in Section 2.08.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

"Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

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"Governmental Authority" means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

"Guarantor" means (a) the Parent and each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

"Guaranty" means (a) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

"Hazardous Material" means any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, special waste, or solid waste or words of similar import under any Environmental Law or that is otherwise regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, urea formaldehyde-containing materials radioactive materials and toxic mold.

"Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

"Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Holding Company" means the Parent and each Subsidiary of the Parent listed on Schedule 1.01(C).

"Holdout Lender" has the meaning specified therefor in Section 12.02(c).

"Immaterial Subsidiary" means, at any time, any Subsidiary that (i) contributed 2.5% or less of the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, (ii) contributed 2.5% or less of the revenues of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, and (iii) had assets representing 2.5% or less of the total consolidated assets of the Parent and its Subsidiaries on the last day of the most recently ended period for which financial statements have been delivered; provided, if at any time and from time to time after the Effective Date, Immaterial Subsidiaries comprise in the aggregate more than 2.5% of the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, or more than 2.5% of the revenues of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered or more than 2.5% of the consolidated assets of the Parent and its Subsidiaries as of the end of the most recently ended period for which financial statements have been delivered, then the Parent shall, not later than thirty days after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its sole discretion), designate in writing to the Administrative Agent that one or more of such Subsidiaries is no longer an Immaterial Subsidiary for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true. Notwithstanding the foregoing, no Subsidiary that is required to become a Borrower or Guarantor (as each such term is defined in the Revolving Loan Agreement (as in effect on the date hereof)) under the Revolving Loan Documents shall constitute an Immaterial Subsidiary. As of the Effective Date, the Immaterial Subsidiaries are listed on Schedule 1.01(D).

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"Inactive Subsidiary" means each Subsidiary of the Parent listed on Schedule 1.01(E). Notwithstanding the foregoing, no Subsidiary that is required to become a Borrower or Guarantor (as each such term is defined in the Revolving Loan Agreement (as in effect on the date hereof)) under the Revolving Loan Documents shall constitute an Inactive Subsidiary.

"Incremental Interest" means any increase in the interest rate payable in respect of the Term Loan B pursuant to the proviso to clause (a)(ii) or the proviso to clause (b)(ii) of the definition of "Applicable Margin".

"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (including any earn-out (other than any earn-out payable in connection with the MC Assembly Acquisition), purchase price adjustment (other than in respect of a working capital adjustment) or similar obligation, but excluding any trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (valued at the lesser of the principal amount of such obligation and the value of the property subject to any such Lien). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

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"Indemnified Matters" has the meaning specified therefor in Section 12.15.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitees" has the meaning specified therefor in Section 12.15.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

"Intellectual Property" has the meaning specified therefor in the Security Agreement.

"Intellectual Property Contracts" means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

"Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

"Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, by and among the Loan Parties, the Collateral Agent and the Revolving Loan Agent.

"Interest Period" means, with respect to each LIBOR Rate Loan, (a) initially, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending on the last Business Day of then current Fiscal Quarter, and (b) thereafter, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (iii)-(v) below) to the next succeeding Business Day, (ii) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (iii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iv) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (v) the Borrowers may not elect an Interest Period which will end after the Final Maturity Date.

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"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"Inventory" means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

"Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

"Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

"Lease" means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

"Lender" has the meaning specified therefor in the preamble hereto.

"LIBOR" means, with respect to any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as calculated by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) and obtained through a nationally recognized service such as Bloomberg (or on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the "Screen Rate"), or a comparable or successor rate that has been approved by the Administrative Agent, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. "Interpolated Rate" means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. If such Screen Rate or any Interpolated Rate shall no longer exist, at any time and for any reason, the comparable replacement rate shall be equal to the average offered quotation rate from three (3) leading banks in the London interbank deposit market satisfactory to the Administrative Agent at such time for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Impacted Interest Period. Notwithstanding anything herein to the contrary, if "LIBOR" shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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"LIBOR Deadline" has the meaning specified therefor in Section 2.07(a).

"LIBOR Notice" means a written notice substantially in the form of Exhibit D.

"LIBOR Option" has the meaning specified therefor in Section 2.07(a).

"LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.75% per annum. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

"LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

"Lien" means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

"Liquidity" means, at any time, the sum of (a) Undrawn Availability plus (b) Qualified Cash, in each case, at such time.

"LLC Division" means the division of a limited liability company into two or more limited liability companies, with the dividing company continuing or terminating its existence as a result, whether pursuant to the laws of any applicable jurisdiction or otherwise.

"Loan" means any Term Loan made by a Lender to the Borrowers pursuant to ARTICLE II hereof.

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"Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

"Loan Document" means this Agreement, the Acquisition Collateral Assignment, any Certificate of Beneficial Ownership, any Control Agreement, the Disbursement Letter, any Equity Document, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Joinder Agreement, the Mexican Security Documents, any Mortgage, any Security Agreement, any other Security Document, any UCC Filing Authorization Letter, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered by any Loan Party in favor of any Agent or any Lender pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

"Loan Party" means any Borrower and any Guarantor.

"Loan Servicing Fee" has the meaning specified therefor in Section 2.06(d).

"Material Adverse Effect" means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $500,000.

"Material Contract" means, with respect to any Person, any contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

"MC Assembly" means MC Assembly Holdings, Inc., a Delaware corporation.

“MC Assembly Acquisition" means the acquisition of all of the Equity Interests of MC Assembly and its Subsidiaries pursuant to the Acquisition Documents.

"Mexican Loan Party" means (a) MC Assembly Mexico S. de R.L. de C.V., (b) Radio Componentes de Mexico, S.A. de C.V., (c) SMTC de Chihuahua, S.A. de C.V., and (d) each other Foreign Subsidiary (other than an Excluded Subsidiary) of the Parent organized under the laws of Mexico.

"Mexican Security Document" means each agreement, Mortgage, instrument or other document executed or delivered by a Loan Party or any other Person that purports to grant a Lien under the laws of Mexico to secure the Obligations.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

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"Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the current calendar year or any of the preceding five calendar years.

"Net Cash Proceeds" means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) amounts paid or required to be paid to third parties or otherwise into escrow or similar arrangements and (d) taxes paid or required to be paid to any taxing authorities by such Person or such Subsidiary in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

"New Facility" has the meaning specified therefor in Section 7.01(m).

"Non-U.S. Lender" has the meaning specified therefor in Section 2.09(d).

"Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

"NPL" means the National Priorities List under CERCLA.

"Obligations" means all present and future indebtedness, obligations, and liabilities (including, without limitation, the Term Loan B PIK Amount) of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest (including, without limitation, the Term Loan B PIK Amount), charges, expenses, fees, premiums (including the Applicable Premium), attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

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"OFAC" means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).

"Parent" has the meaning specified therefor in the preamble hereto.

"Participant Register" has the meaning specified therefor in Section 12.07(i).

"Payment Office" means such office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Pension Plan" means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the current calendar year or any of the preceding five calendar years.

"Perfection Certificate" means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

"Permitted Acquisition" means any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

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(a)                no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)               to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.02 shall have been satisfied;

(c)                the Borrowers shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance, as at the end of the most recently ended Fiscal Quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(d)               the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(e)                such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(f)                the Borrowers shall have Liquidity in an amount equal to or greater than $15,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(g)               the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(h)               the assets being acquired (other than assets which are not material in value in relation to the Loan Parties' and their Subsidiaries' total assets on a pro forma basis), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;

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(i)                 the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(j)                 such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(k)               any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and

(l)                 the Purchase Price payable in respect of (i) any single Acquisition or series of related Acquisitions shall not exceed $15,000,000 in the aggregate; provided that the Purchase Price payable in respect of any Acquisition or series of related Acquisitions in excess of $3,500,000 shall be funded solely with the proceeds of an Excluded Equity Issuance consummated within the six month period immediately prior to such Acquisition or series of related Acquisitions, and (ii) all Acquisitions (including the proposed Acquisition) shall not exceed $25,000,000 during the term of this Agreement; provided that the aggregate Purchase Price payable in respect of all Acquisitions (including the proposed Acquisition) during the term of this Agreement in excess of $5,000,000 shall be funded solely with the proceeds of Excluded Equity Issuances consummated within the six month period immediately prior to each such Acquisition.

"Permitted Disposition" means:

(a)                sale of Inventory in the ordinary course of business;

(b)               licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)                leasing or subleasing assets in the ordinary course of business;

(d)               (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e)                any involuntary loss, damage or destruction of property;

(f)                any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

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(g)               so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Parent or any of its Subsidiaries (other than the Borrowers) to a Loan Party (other than the Parent), and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h)               Disposition of surplus, obsolete or worn-out equipment or equipment which is otherwise not used or useful in the business of the Parent and its Subsidiaries or the disposition of equipment in connection with the exchange or replacement thereof;

(i)                 Disposition of non-core assets acquired pursuant to any Permitted Acquisition that are (i) surplus or otherwise not used in the business of the Parent and its Subsidiaries and (ii) Disposed of within twelve months of the date of such Permitted Acquisition; and

(j)                 Disposition of property or assets not otherwise permitted in clauses (a) through (i) above for cash in an aggregate amount not less than the fair market value of such property or assets;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clause (j) above, do not exceed $1,000,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders as and to the extent required pursuant to the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(v).

"Permitted Indebtedness" means:

(a)                any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)               any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)                Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d)               Permitted Intercompany Investments;

(e)                Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f)                Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)               the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party's operations and not for speculative purposes;

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(h)               Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services, in each case, incurred in the ordinary course of business;

(i)                 contingent liabilities in respect of any indemnification obligation, working capital adjustment, tax gross-up, make-whole, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)                 Indebtedness of a Person whose assets or Equity Interests are acquired by the Parent or any of its Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed $1,000,000 at any one time outstanding; provided, that such Indebtedness (i) is either Permitted Purchase Money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(k)               [reserved];

(l)                 Indebtedness not otherwise permitted hereby to the extent that such Indebtedness is (i) unsecured and (ii) in an aggregate amount not exceeding $500,000 at any time outstanding;

(m)             Revolving Loan Obligations in an aggregate principal amount not to exceed the Maximum ABL Principal Obligations (as defined in the Intercreditor Agreement), so long as such Revolving Loan Obligations are subject to the terms and conditions of the Intercreditor Agreement; and

(n)               Subordinated Indebtedness in an aggregate amount not exceeding $1,000,000 at any time outstanding.

"Permitted Intercompany Investments" means Investments made by (a) a Domestic Loan Party to or in another Domestic Loan Party (other than a Holding Company), (b) a Foreign Loan Party to or in another Foreign Loan Party (other than a Holding Company), (c) a Domestic Loan Party to or in a Foreign Loan Party (other than a Holding Company) or other Foreign Subsidiary in an aggregate amount for all such Investments not to exceed, during any fiscal month of the Parent and its Subsidiaries, amounts (i) that are reasonably expected by the Parent to be used to fund operations of such Persons for such fiscal month substantially consistent with past practices and (ii) that do not result in any failure by the Loan Parties to be in compliance with the provisions of Section 7.02(u), (d) a Foreign Loan Party to or in a Domestic Loan Party (other than a Holding Company), (e) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (f) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and (g) a Loan Party to or in a Subsidiary that is not a Loan Party, so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $750,000 at any time outstanding, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (iii) the Borrowers have Liquidity of not less than $15,000,000 after giving effect to such Investment.

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"Permitted Investments" means:

(a)                Investments in cash and Cash Equivalents;

(b)               Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)                advances made in connection with purchases of goods or services in the ordinary course of business;

(d)               Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e)                Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)                Permitted Intercompany Investments; and

(g)               Permitted Acquisitions.

"Permitted Liens" means:

(a)                Liens securing the Obligations;

(b)               Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c)                Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)               Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)                purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

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(f)                deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)               with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

(h)               Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)                 the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j)                 non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k)               judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)                 rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)             Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)               Liens assumed by the Parent and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness;

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(o)               Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(p)               Liens securing the Indebtedness permitted under clause (m) of the definition of Permitted Indebtedness, so long as such Liens are subject to the terms and conditions of the Intercreditor Agreement; and

(q)               other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.

"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed or tangible assets secured by a Lien permitted under clause (e) of the definition of "Permitted Liens"; provided that (a) such Indebtedness is incurred within 20 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding.

"Permitted Refinancing Indebtedness" means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a)                upon giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)               such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c)                such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

(d)               the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

"Permitted Restricted Payments" means any of the following Restricted Payments made by:

(a)                any Loan Party to the Parent in amounts necessary to pay taxes and other customary expenses as and when due and owing by the Parent in the ordinary course of its business (including salaries and related reasonable and customary expenses incurred by employees of the Parent),

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(b)               any Loan Party to the Parent in amounts necessary to pay any amounts as and when due and owing by the Parent under any Equity Document,

(c)                any Subsidiary of any Loan Party (other than the Parent) to such Loan Party,

(d)               the Parent to pay dividends in the form of Qualified Equity Interests, and

(e)                the Parent to pay fees, not to exceed $75,000 per year, in respect of its advisory agreement with Clarke Bailey.

"Permitted Specified Liens" means Permitted Liens described in clauses (a), (b), (c) and (q) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

"Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

"Petty Cash Accounts" means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $50,000 for any one account and $125,000 in the aggregate for all such accounts.

"Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

"Pro Rata Share" means, with respect to:

(a)                a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by (ii) the Total Term Loan A Commitment, provided that if the Total Term Loan A Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan A and the denominator shall be the aggregate unpaid principal amount of the Term Loan A,

(b)               a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the Total Term Loan B Commitment, provided that if the Total Term Loan B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan B and the denominator shall be the aggregate unpaid principal amount of the Term Loan B,

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(c)                all other matters (including, without limitation, the indemnification obligations arising under Section 10.05) regarding a Lender, the percentage obtained by dividing (i) the sum of such Lender's Term Loan B Commitment and the unpaid principal amount of such Lender's portion of the Term Loans and the Collateral Agent Advances, by (ii) the sum of the Total Term Loan B Commitment and the aggregate unpaid principal amount of the Term Loans and Collateral Agent Advances.

"Proceeds" means (a) all "proceeds" (as defined in Article 9 of the Uniform Commercial Code) with respect to the Collateral and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

"Process Agent" has the meaning specified therefor in Section 12.10(b).

"Projections" means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).

"Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries upon giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

"Qualified Cash" means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements.

"Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

"Real Property Deliverables" means each of the following agreements, instruments and other documents in respect of each Facility, each to the extent required by and in form and substance reasonably satisfactory to the Collateral Agent:

(a)                a Mortgage duly executed by the applicable Loan Party,

(b)               evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

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(c)                a Title Insurance Policy with respect to each Mortgage;

(d)               a current ALTA survey and a surveyor's certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent;

(e)                in the case of a leasehold interest, (i) a certified copy of the Lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, and (ii) an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) and the applicable Loan Party with respect to such leasehold interest and the Collateral Agent;

(f)                a zoning report issued by a provider reasonably satisfactory to the Collateral Agent or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility's compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;

(g)               an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(h)               an ASTM 1527-13 Phase I Environmental Site Assessment ("Phase I ESA") (and if reasonably requested by the Collateral Agent based upon the results of such Phase I, a Phase II Environmental Site Assessment), by an independent firm reasonably satisfactory to the Collateral Agent; and

(i)                 such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

"Recipient" means any Agent or any Lender, as applicable.

"Reference Rate" means, for any period, the greatest of (a) 4.75% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined at approximately 11:00 a.m., London Time, two Business Days prior to the determination date) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

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"Reference Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

"Register" has the meaning specified therefor in Section 12.07(f).

"Registered Intellectual Property" means Intellectual Property that is federally, nationally or internationally issued or registered, or the subject of a pending application for such issuance or registration.

"Registered Loans" has the meaning specified therefor in Section 12.07(f).

"Registration Rights Agreement" means the Registration Rights Agreement, in form and substance satisfactory to the Agents, by and between the Parent and each subscriber party thereto.

"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

"Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

"Remedial Action" means any action (a) to correct or address any actual, alleged or threatened non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

"Replacement Lender" has the meaning specified therefor in Section 12.02(c).

"Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section or otherwise).

"Required Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.

"Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

"Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

"Revolving Loans" has the meaning of the term "Revolving Advances" set forth in the Revolving Loan Agreement.

"Revolving Loan Agent" means PNC Bank, National Association, in its capacity as agent under the Revolving Loan Agreement, together with its successors and assigns in such capacity.

"Revolving Loan Agreement" means the Amended and Restated Revolving Credit and Security Agreement, dated of even date herewith, among the Borrowers, the lenders party thereto and the Revolving Loan Agent, as the same may be amended, modified, supplemented, replaced or renewed from time to time to the extent permitted under the Intercreditor Agreement.

"Revolving Loan Documents" means the Revolving Loan Agreement and all other instruments, agreements and documents executed in connection therewith, as the same may be amended, modified, supplemented, replaced or renewed from time to time to the extent permitted under the Intercreditor Agreement.

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"Revolving Loan Lenders" means the lenders from time to time party to the Revolving Loan Agreement.

"Revolving Loan Obligations" means the Indebtedness and all other obligations of the Loan Parties owing to Revolving Loan Agent and Revolving Loan Lenders under the Revolving Loan Documents.

"Revolving Loan Priority Collateral" has the meaning of the term "ABL Priority Collateral" set forth in the Intercreditor Agreement.

"Sale and Leaseback Transaction" means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

"Sanctioned Country" means, at any time, a country or territory that is itself the subject or target of any Sanctions (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

"Sanctioned Person" means, at any time, any Person (a) listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides, is organized or located in or has a place of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction (a "Sanction Target") or owns 50% or more or otherwise controlled by, or acting on behalf of one or more Sanction Targets or (c) any Person owned or controlled by any Person or Persons described in clauses (a) or (b).

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, Her Majesty's Treasury of the United Kingdom, or other relevant sanctions authority.

"SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

"Secured Party" means any Agent and any Lender.

"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

"Securitization" has the meaning specified therefor in Section 12.07(l).

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"Security Agreement" means any Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

"Security Document" means each Domestic Security Document, each Mexican Security Document, and each other agreement, instrument or other document executed or delivered by a Loan Party or any other Person that purports to grant a Lien to secure the Obligations.

"Seller" means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

"Senior Leverage Ratio" means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) the result of (i) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries as of the end of such period minus (ii) the aggregate principal amount of the Term Loan B outstanding as at the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

"Sold Entity or Business" has the meaning specified therefor in the definition of the term "Consolidated EBITDA."

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of S&P Global, Inc., and any successor thereto.

"Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders.

"Subscription Agreement" means that certain Subscription Agreement, dated as of the Effective Date, by and among the Parent and the subscribers party thereto.

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"Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Target Indebtedness" means the Indebtedness due or owing by MC Assembly or any of its Affiliates set forth on Schedule 1.01(G).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term Loan" and "Term Loans" means the Term Loan A and the Term Loan B, individually or collectively, as the context requires, made by the Term Loan A Lenders and the Term Loan B Lenders to the Borrowers pursuant to Section 2.01(a)(i) and Section 2.01(a)(ii).

"Term Loan A" means, collectively, the loans made by the Term Loan A Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a)(i).

"Term Loan A Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan A to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

"Term Loan A Lender" means a Lender with a Term Loan A Commitment or a Term Loan A.

"Term Loan A Obligations" means any Obligations with respect to the Term Loan A (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

"Term Loan B" means, collectively, the loans made by the Term Loan B Lenders to the Borrowers pursuant to Section 2.01(a)(ii).

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"Term Loan B Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan B to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

"Term Loan B Commitment Termination Date" means the earlier of (a) the date of satisfaction, termination, expiration, waiver or other settlement of the requirement to pay any earn-out in respect of the MC Assembly Acquisition and (b) May 31, 2019.

"Term Loan B Lender" means a Lender with a Term Loan B Commitment or a Term Loan B.

"Term Loan B Obligations" means any Obligations with respect to the Term Loan B (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

"Term Loan B PIK Amount" means, as of any date of determination, the amount of all Incremental Interest accrued with respect to the Term Loan B that has been paid in kind by being added to the balance thereof in accordance with Section 2.04(a).

"Term Loan Commitment" means the Term Loan A Commitment and the Term Loan B Commitment, individually or collectively, as the context requires.

"Term Priority Collateral" has the meaning of the term "Term Priority Collateral" set forth in the Intercreditor Agreement.

"Termination Date" means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.

"Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.

"Total Leverage Ratio" means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

"Total Term Loan A Commitment" means the sum of the amounts of the Lenders' Term Loan A Commitments.

"Total Term Loan B Commitment" means the sum of the amounts of the Lenders' Term Loan B Commitments.

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"Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan A Commitments and Term Loan B Commitments.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.

"UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document and each Mortgage.

"Undrawn Availability" has the meaning set forth in Revolving Loan Agreement (as in effect on the Effective Date).

"Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.04.

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

"WARN" has the meaning specified therefor in Section 6.01(p).

"Warrants" means the warrant certificate covering the purchase of Equity Interests of the Parent substantially in the form of Exhibit D hereto, together with the rights to purchase such Equity Interests of the Parent provided thereby and all warrant certificates covering such Equity Interests issued upon transfer, division or combination of, or in substitution for, any thereof.

"Withholding Agent" means any Loan Party and the Administrative Agent.

"Working Capital" means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).

Section 1.02        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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Section 1.03        Certain Matters of Construction. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase "to the knowledge of any Loan Party" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer's duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04        Accounting and Other Terms.

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(a)                Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)               For purposes hereunder, whenever a provision of this Agreement refers to a quarter ending March 31, June 30, September 30 or December 31 or a fiscal year ending December 31, such references shall mean the actual date closest to such date which corresponds with the end of Borrowers’ quarter end or fiscal year based on Borrowers’ accounting cycle, which is a 4-4-5 accounting cycle.

(c)                All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05        Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

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Section 1.06        Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

ARTICLE II
THE LOANS

Section 2.01        Commitments(a). (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i)                 each Term Loan A Lender severally agrees to make the Term Loan A to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan A Commitment; and

(ii)               each Term Loan B Lender severally agrees to make the Term Loan B to the Borrowers during the period from the Effective Date until the Term Loan B Commitment Termination Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan B Commitment.

(b)               Notwithstanding the foregoing:

(i)                 The aggregate principal amount of the Term Loan A made on the Effective Date shall not exceed the Total Term Loan A Commitment. Any principal amount of the Term Loan A which is repaid or prepaid may not be reborrowed.

(ii)               The aggregate principal amount of the Term Loan B made during the period from the Effective Date until the Term Loan B Commitment Termination Date shall not exceed the Total Term Loan B Commitment. Any principal amount of the Term Loan B which is repaid or prepaid may not be reborrowed.

Section 2.02        Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is 3 Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, which, with respect to the Term Loan A to be made on the Effective Date, shall be in the amount of $50,000,000, and with respect to the Term Loan B to be made on the Effective Date, shall be in the amount of $12,000,000, (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) the use of the proceeds of such proposed Loan, (iv) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loans to be funded on the Effective Date, must be the Effective Date, and (v) wire instructions of the Administrative Borrower’s account or any other designated account(s) to which funds are to be disbursed. The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

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(b)       Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Term Loan B made after the Effective Date shall require not less than 10 Business Days' prior written notice from the Borrowers to the Administrative Agent. No more than two drawings of the Term Loan B may be made after the Effective Date.

(c)       All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan A Commitment or the Total Term Loan B Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Each Lender shall make its Pro Rata Share of the applicable Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 3:00 p.m. (New York City time) on the date of the proposed Loan. Upon receipt of all funds, the Administrative Agent will promptly make the proceeds of such Loans available to the Borrowers, in immediately available funds, to be deposited in the account designated by the applicable Notice of Borrowing.

Section 2.03        Repayment of Loans; Evidence of Debt.

(a)                The outstanding principal amount of the Term Loan A shall be repayable (i) during the period beginning on the Effective Date and ending on the second anniversary of the Effective Date, in equal installments of $312,500, and (ii) thereafter, in equal installments of $625,000, with each such installment due and payable on the last Business Day of each Fiscal Quarter of the Parent and its Subsidiaries, beginning with the Fiscal Quarter of the Parent and its Subsidiaries ending March 31, 2019, and ending on the Final Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan A. The Term Loan B shall not require any amortization. The outstanding unpaid principal amount of the Term Loans, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) the Final Maturity Date and (ii) the date on which the Term Loans are declared due and payable pursuant to the terms of this Agreement.

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(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)               The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e)                Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit F hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04        Interest.

(a)                Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Term Loan (including, without limitation, the Term Loan B PIK Amount relating thereto) or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of a Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of a Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin; provided that any Incremental Interest in respect of the Term Loan B may, at the election of the Borrowers (by written notice from the Administrative Borrower to the Administrative Agent not less than 5 Business Days prior to the applicable interest payment date), be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan B.

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(b)               Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the election of the Administrative Agent or the Required Lenders during the continuance of an Event of Default, the principal (including the Term Loan B PIK Amount) of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c)                Interest Payment. Interest on each Loan shall be payable (or in the case of any Term Loan B PIK Amount, capitalized) (i) monthly, in arrears, on the last Business Day of each month, commencing on the last Business Day of the month following the month in which such Loan is made, and (ii) at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

(d)               General. All interest and fees shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05        Reduction of Commitment; Prepayment of Loans.

(a)                Reduction of Commitments.

(i)                 Term Loan A Commitments. The Total Term Loan A Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

(ii)               Term Loan B Commitments. The Total Term Loan B Commitment shall be permanently reduced immediately and without further action upon the making of each Term Loan B in an aggregate amount equal to the aggregate amount of such Term Loan B. Each Term Loan B Lender's Term Loan B Commitment shall be permanently reduced immediately and without further action upon the making of each Term Loan B in an amount equal to the amount of such Term Loan B Lender's Pro Rata Share of such Term Loan B. The Total Term Loan B Commitment and each Term Loan B Lender's Term Loan B Commitment shall terminate immediately and without further action on the Term Loan B Commitment Termination Date.

(b)               Optional Prepayment.

(i)                 Term Loan A. The Borrowers may, at any time and from time to time, upon at least 5 Business Days' prior written notice to the Administrative Agent no later than 1:00 p.m. (New York City time), prepay the principal of the Term Loan A, in whole or in part. Each prepayment of the Term Loan A made pursuant to this clause (b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan A. Each such prepayment of the Term Loan A shall be applied against the remaining installments of principal due on the Term Loan A (including the payment to be made on the Final Maturity Date) on a pro rata basis.

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(ii)               Term Loan B. The Borrowers may, at any time and from time to time, upon at least 5 Business Days' prior written notice to the Administrative Agent no later than 1:00 p.m. (New York City time), prepay the principal of the Term Loan B, in whole or in part. Each prepayment of the Term Loan B made pursuant to this clause (b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan B.

(iii)             Termination of Agreement. The Borrowers may, upon at least 30 days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c)                Mandatory Prepayment.

(i)                 Within five Business Days after the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2019, or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), within five Business Days after such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall, if the Total Leverage Ratio of the Parent and its Subsidiaries as of the end of such Fiscal Year is (A) greater than 2.50:1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 2.05(b) (other than payments of the Term Loan B made with proceeds of an Equity Issuance by any Loan Party) for such Fiscal Year, or (B) equal to or less than 2.50:1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to (1) 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 2.05(b) (other than payments of the Term Loan B made with proceeds of an Equity Issuance by any Loan Party) for such Fiscal Year; provided that no mandatory prepayment shall be made under this Section 2.05(c)(i) unless and until the Term Loan ECF Mandatory Prepayment Conditions (as defined in the Intercreditor Agreement) have been satisfied, and if and to the extent the Term Loan ECF Mandatory Prepayment Conditions would not be satisfied immediately after giving effect to all or a portion of such prepayment of the Loans otherwise required under this paragraph (but for this proviso) for any Fiscal Year (the prepayment of the Loans not required to be made on account of this proviso, the "ECF Deferred Portion"), then (x) the Borrowers shall not make such prepayment of the Loans up to the amount of the ECF Deferred Portion for such Fiscal Year and (y) not later than the tenth (10th) day after the delivery of the financial statements required under Section 7.01(a)(i) for any fiscal month, the Borrowers shall prepay the Loans up to the cumulative ECF Deferred Portion for all Fiscal Years that has not been previously prepaid pursuant to this clause (y), to the extent the Term Loan ECF Mandatory Prepayment Conditions can be satisfied with respect to any such prepayment.

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(ii)               Within five Business Days after any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f) or (g) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $500,000 in any Fiscal Year. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii)             Within five Business Days after (A) the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or (B) an Equity Issuance (other than any Excluded Equity Issuances), the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv)             Within five Business Days after the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith to the extent that the aggregate amount of Extraordinary Receipts received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed $250,000 in any Fiscal Year.

(v)               Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $750,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds and Extraordinary Receipts are used to replace, repair or restore properties or assets, or to acquire assets, used or useful in such Loan Party’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds or Extraordinary Receipts, (B) such proceeds are used by a Loan Party to replace, repair or restore properties or assets, or acquire assets, used or useful in such Person’s business and constituting (1) Revolving Loan Priority Collateral if the property or assets disposed of or subject to casualty or condemnation constituted Revolving Loan Priority Collateral, (2) Term Priority Collateral if the property or assets disposed of or subject to casualty or condemnation constituted Term Priority Collateral, or (3) Revolving Loan Priority Collateral and Term Priority Collateral (in a percentage determined in good faith by the Agents and the Revolving Loan Agent) if the property or assets sold or disposed of or subject to casualty or condemnation constituted both Revolving Loan Priority Collateral and Term Priority Collateral, (C) the Borrowers deliver a certificate to the Agents within 30 days after such Disposition or loss, destruction or taking, or receipt of Extraordinary Receipts, as the case may be, stating that such Net Cash Proceeds or Extraordinary Receipts shall be used to replace, repair or restore properties or assets, or acquire assets, used or useful in such Person's business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds or Extraordinary Receipts (which certificate shall set forth estimates of the Net Cash Proceeds or Extraordinary Receipts to be so expended), (D) such Net Cash Proceeds or Extraordinary Receipts are deposited in an account subject to the dominion and control of the Collateral Agent, and (E) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Agents pursuant to clause (C) above or (2) the instruction by the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Net Cash Proceeds or Extraordinary Receipts, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable;

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(vi)             The Administrative Borrower shall provide the Administrative Agent with written notice of any mandatory prepayment required under this Section 2.05(c) no later than 1:00 p.m. 5 Business Days prior to the date of such mandatory prepayment. Such notice shall specify the applicable provision under Section 2.05(c) pursuant to which such mandatory prepayment is being made.

(d)               Application of Payments. The prepayments required under Section 2.05(c) shall be applied as follows:

(i)                 the proceeds from any prepayment pursuant to (A) any Disposition of any Revolving Loan Priority Collateral or (B) any Extraordinary Receipts consisting of insurance proceeds or condemnation awards with respect to Revolving Loan Priority Collateral shall be applied (1) first, to the Revolving Loans (to the extent required by the Revolving Loan Agreement), until paid in full, (2) second, to the Term Loan A until paid in full, and (3) third, to the Term Loan B until paid in full;

(ii)               the proceeds from any prepayment pursuant to any Disposition of any Term Priority Collateral or any Extraordinary Receipts consisting of insurance proceeds or condemnation awards with respect to Term Priority Collateral shall be applied (A) first, to the Term Loan A until paid in full, and (B) second, to the Term Loan B until paid in full;

(iii)             the proceeds from any prepayment pursuant to a Disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which Disposition or proceeds of insurance includes both (A) Revolving Loan Priority Collateral and (B) Term Priority Collateral, shall be applied in a manner mutually determined by the Agents and the Revolving Loan Agent acting reasonably and in good faith;

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(iv)             the proceeds from any prepayment event set forth in Section 2.05(c)(iii)(A) or Section 2.05(c)(iv) (other than any Extraordinary Receipts described in clause (d)(i) above) shall be applied, (A) first, to the Term Loan A until paid in full, and (B) second, to the Term Loan B until paid in full;

(v)               the proceeds from any prepayment event set forth in Section 2.05(c)(i) shall be applied (A) first, 50% of such proceeds to the Term Loan A until paid in full (or, if the Term Loan A has been repaid in full, to the Term Loan B then outstanding), and (B) second, 50% of such proceeds to the Term Loan B until paid in full (or, if the Term Loan B has been repaid in full, to the Term Loan A then outstanding); and

(vi)             the proceeds from any prepayment event set forth in Section 2.05(c)(iii)(B) shall be applied as directed by the Borrowers; provided that, in the absence of such direction, such proceeds shall be applied in accordance with Section 2.05(d)(iv) above.

Each such prepayment of the Term Loan A shall be applied against the remaining installments of principal due on the Term Loan A (including the payment to be made on the Final Maturity Date) on a pro rata basis. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments and other Proceeds of Collateral in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e)                Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.06(f) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when all Commitments have been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f)                Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06        Fees.

(a)                Closing Fee. On or prior to the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a nonrefundable closing fee (the "Closing Fee") equal to (i) 2.00% of the aggregate principal amount of the Total Term Loan A Commitment plus (ii) 3.00% of the aggregate principal amount of the Term Loan B funded on the Effective Date, which shall be deemed fully earned when paid.

(b)               Funding Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable funding fee (the "Funding Fee") equal to 3.00% of the aggregate principal amount of the Term Loan B funded after the Effective Date, which shall be due and payable on each such funding date and deemed fully earned when paid.

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(c)                Commitment Fee. From and after the Effective Date and until the Term Loan B Commitment Termination Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, monthly in arrears on the last Business Day of each month commencing November 30, 2018, a non-refundable commitment fee (the "Commitment Fee"), which shall accrue at the rate per annum of 0.75% on the daily average principal amount of the Total Term Loan B Commitment outstanding during the preceding month.

(d)               Loan Servicing Fee. From and after the Effective Date and until the Termination Date, the Borrowers shall pay to the Administrative Agent for the account of the Agents, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $7,500 each month, which shall be deemed fully earned when paid and which shall be payable on the Effective Date and monthly in advance thereafter on the last Business Day of each calendar month commencing on November 30, 2018.

(e)                Anniversary Fees. From and after the Effective Date and until the Termination Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, (i) a non-refundable anniversary fee (the "18-Month Anniversary Fee") equal to 1.00% of the principal amount of the Term Loan B outstanding on the date that is 18 months after the Effective Date and (ii) a non-refundable anniversary fee (the "30-Month Anniversary Fee", together with the 18-Month Anniversary Fee, the "Anniversary Fees") equal to 1.00% of the principal amount of the Term Loan B outstanding on the date that is 30 months after the Effective Date. The 18-Month Anniversary Fee shall be payable on the 18-month anniversary of the Effective Date. The 30-Month Anniversary Fee shall be payable on the 30-month anniversary of the Effective Date. The Anniversary Fees shall be deemed fully earned when paid.

(f)                Applicable Premium.

(i)                 Upon the occurrence of an Applicable Premium Trigger Event, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii)               Any Applicable Premium payable in accordance with this Section 2.06(f) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii)             The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

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(iv)             Nothing contained in this Section 2.06(f) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

(g)               Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than two such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations during any calendar year.

Section 2.07        LIBOR Option.

(a)                The Borrowers may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the "LIBOR Option") by notifying the Administrative Agent in writing prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the "LIBOR Deadline"). Notice of the Borrowers' election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a LIBOR Notice prior to the LIBOR Deadline. In the event the Borrowers fail to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or LIBOR Notice, such Borrowers shall be deemed to have selected an Interest Period of one month. Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall notify each of the Lenders of its receipt thereof. Each LIBOR Notice shall be irrevocable and binding on the Borrowers.

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(b)               Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(c). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c)                Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than 4 LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)               The Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e)                Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this ARTICLE II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

(f)                If prior to the commencement of any Interest Period for any LIBOR Rate Loan,

(i)                 the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, including, without limitation, because the Administrative Agent determines that either inadequate or insufficient quotations of the London interbank offered rate exist or the use of "LIBOR" has been discontinued (any determination of Administrative Agent to be conclusive and binding absent manifest error), or

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(ii)               the Administrative Agent shall have received notice from the Required Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall give written notice to the Administrative Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make LIBOR Rate Loans, or to continue or convert outstanding Loans as or into LIBOR Rate Loans, shall be suspended and (B) all such affected Loans shall be converted into Reference Rate Loans on the last day of the then current Interest Period applicable thereto.

Section 2.08        Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09        Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)               In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c)                The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d)               (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing,

(A)             any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)              any Lender that is not a U.S. Person (a "Foreign Lender") shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)               executed copies of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e)                Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(g)               The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10        Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for taxes on the overall net income of such Secured Party or any Person controlling such Secured Party), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b)               If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party's or such other controlling Person's capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Secured Party's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party's or such other controlling Person's capital.

(c)                All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand (and receipt by the Administrative Borrower of the certificate described in the next sentence) by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

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(d)               Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11        Changes in Law; Impracticability or Illegality.

(a)                The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).

(b)               In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

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(c)                The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.12        Mitigation Obligations; Replacement of Lenders.

(a)                If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)               If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                 the Borrowers shall have paid or caused to be paid to the Agents any assignment fees specified in Section 12.07;

(ii)               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.08 and Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

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(iii)             in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)             such assignment does not conflict with applicable law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance. Any such assignment shall be made in accordance with the terms of Section 12.07.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply.

Section 2.13        Tax Matters Regarding Warrants. The Loan Parties, the Agents and the Lenders agree (b) that the Term Loans are intended to be debt for U.S. federal income Tax purposes, (c) that the Term Loans are not governed by the rules set out in Treasury Regulations Section 1.1275-4, (d) that the aggregate purchase price of the Warrants acquired by the Lenders (or their designees) is equal to $1,963,419, and that the Borrowers and the Lenders shall make all determinations pursuant to Sections 1272 and 1273 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder consistent with such allocation of purchase price to the Warrants, and (e) not to file any tax return, report or declaration inconsistent with the foregoing. The inclusion of this Section 2.13 is not an admission by any Lender that it is subject to United States taxation.

ARTICLE III

[Reserved]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;
JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01        Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may, in the discretion of the Administrative Agent, be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Any amount charged to the Loan Account of the Borrowers shall be deemed an Obligation hereunder. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

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(b)               The Administrative Agent shall provide the Administrative Borrower, on or about the end of each calendar month during which there is activity with respect to the Loan Account, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.02        Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

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Section 4.03        Apportionment of Payments. Subject to Section 2.02 hereof:

(a)                All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)               After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Term Loan A Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan A Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Term Loan A until paid in full; (vi) sixth, ratably to pay principal of the Term Loan A until paid in full; (vii) seventh, ratably to pay the Term Loan B Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan B Lenders until paid in full; (viii) eighth, ratably to pay interest then due and payable in respect of the Term Loan B until paid in full; (ix) ninth, ratably to pay principal of the Term Loan B until paid in full; (x) tenth, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (xi) eleventh, to the ratable payment of all other Obligations then due and payable.

(c)                For purposes of Section 4.03(b) (other than clause (xi)), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (xi), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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(d)               In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Section 4.04        Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.

(b)               The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender's benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender's Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c)                Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(d)               The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

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(e)                This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.

Section 4.05        Administrative Borrower; Joint and Several Liability of the Borrowers.

(a)                Each Borrower hereby irrevocably appoints SMTC Mex Holdings, Inc., a Delaware corporation, as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b)               Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

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(c)                The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d)               Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V
CONDITIONS TO LOANS

Section 5.01        Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)                Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b)               Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

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(c)                Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)               Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)                 a Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii)               a UCC Filing Authorization Letter;

(iii)             the results of searches for any effective financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);

(iv)             a Perfection Certificate;

(v)               the Acquisition Collateral Assignment;

(vi)             the Disbursement Letter;

(vii)           the Intercompany Subordination Agreement;

(viii)         the Intercreditor Agreement;

(ix)             each of the Equity Documents;

(x)               a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, including, without limitation, in the case of the Parent, the Warrants, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

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(xi)             a certificate of the chief financial officer of the Parent (A) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(ii)(ii) and (B) certifying that immediately after giving effect to all Loans to be made on the Effective Date, (1) Liquidity is not less than $15,000,000 and (2) the Total Leverage Ratio of the Parent and its Subsidiaries as of the end of the 4 Fiscal Quarter period of the Parent and its Subsidiaries ending on September 30, 2018, was not greater than 4.20 to 1.00;

(xii)           a certificate of the chief financial officer of the Parent, certifying that the Loan Parties (taken as a whole and after giving effect to the Loans made on the Effective Date) are Solvent;

(xiii)         a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) the attached copies of (1) the principal Acquisition Documents, (2) the principal Revolving Loan Documents and (3) the other Material Contracts as in effect on the Effective Date are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xiv)         a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(xv)           an opinion of Perkins Coie LLP, special New York and California counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request, including, without limitation, the Warrants;

(xvi)         evidence of the insurance coverage required by Section 7.01 and the terms of each Security Document and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

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(xvii)       evidence of the payment in full of all Target Indebtedness, together with, as applicable, (A) a termination and release agreement with respect to any Target Indebtedness and all related documents, duly executed by the Loan Parties and the Existing Lenders, (B) a satisfaction of mortgage for each mortgage filed by the Existing Lenders on each Facility, (C) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (D) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(xviii)     evidence satisfactory to the Agents that a Process Agent has been properly appointed by each Foreign Loan Party in accordance with Section 12.10(b); and

(xix)         such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e)                Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2017 which could reasonably be expected to have a Material Adverse Effect.

(f)                Consummation of Acquisition. (i) The Acquisition Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and (ii) the transactions contemplated by the Acquisition Documents as of the Effective Date shall be consummated in all material respects prior to or substantially simultaneously with the making of the initial Loans.

(g)               Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, the consummation of the MC Assembly Acquisition, or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

(h)               Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(i)                 Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.

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(j)                 Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

(k)               Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any other Loan Document or Requirements of Law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create, in favor of the Collateral Agent, a perfected security interest in or lien upon the Collateral shall have been or contemporaneously herewith will be properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Collateral Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

(l)                 Certificate of Beneficial Ownership; PATRIOT Act. The Administrative Agent shall have received all documentation, including a Certificate of Beneficial Ownership, and other information about the Loan Parties required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and beneficial ownership regulations, including a duly executed IRS Form W-9 tax form (or such other applicable IRS tax form) of each Loan Party, as may be reasonably requested by any Agent or any Lender.

(m)             Revolving Loans. The transactions contemplated by the Revolving Loan Documents shall have been consummated (or, simultaneously with the funding of the Loans on the Effective Date, shall be consummated) on terms and conditions reasonable acceptable to the Administrative Agent and, immediately after giving effect to the consummation thereof, no more than $23,400,000 in aggregate principal amount of Revolving Loans shall be outstanding.

(n)               No Other Debt. Neither the Parent nor any of its Subsidiaries shall have any other Indebtedness outstanding on the Effective Date other than (i) Indebtedness pursuant to this Agreement and the other Loan Documents, (ii) Indebtedness pursuant to the Revolving Loan Documents, and (iii) Permitted Indebtedness.

Section 5.02        Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a)                Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers to the Administrative Agent or any of the Lenders pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section 12.04 hereof.

(b)               Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and immediately after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

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(c)                Term Loan B Certificate. In the case of the Term Loan B, the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrowers (i) certifying that (A) the Borrowers have Liquidity of not less than $15,000,000 both before and immediately after giving effect to such Loan, (B) the Total Leverage Ratio of the Parent and its Subsidiaries (calculated on a pro forma basis as of the last day of the last Fiscal Quarter for which financial statements of the Parent and its Subsidiaries have been delivered under Section 7.01(a)(ii)) before and immediately after giving effect to such Loan (as if made on the first day of such period) is no greater than 4.20 to 1.00, (C) the Borrowers are in compliance with the financial covenants set forth in Section 7.03 on a pro forma basis as of the last day of the last Fiscal Quarter for which financial statements of the Parent and its Subsidiaries have been delivered under Section 7.01(a)(ii) before and immediately after giving effect to such Loan (as if made on the first day of such period) and (D) such Loan is to be used solely to fund any earn-outs payable in respect of the MC Assembly Acquisition, and (ii) attaching reasonably detailed calculations evidencing compliance by the Borrowers with the certifications set forth in clauses (i)(A), (i)(B) and (i)(C) above.

(d)               Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(e)                Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

Section 5.03        Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date (as may be extended by the Collateral Agent in its sole discretion) applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

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(a)                within 30 days after the Effective Date, the Loan Parties shall have delivered to the Collateral Agent all Control Agreements that are required under the Loan Documents, each duly executed by the applicable Loan Party and the applicable financial institution;

(b)               within 30 days after the Effective Date, the Loan Parties shall have delivered to the Collateral Agent (i) a Joinder Agreement, in form and substance satisfactory to the Collateral Agent, and duly executed by each Mexican Loan Party, (ii) the Mexican Security Documents, each duly executed by each Mexican Loan Party, (iii) each other supplement, amendment, addendum or joinder which may be required by any other Loan Document pursuant to the terms thereof, each duly executed by each applicable Mexican Loan Party, (iv) an opinion of Kuri Breña, Sánchez, Ugarte y Aznar, S.C., in form and substance reasonably satisfactory to the Collateral Agent, (v) good standing certificates (to the extent applicable) in the jurisdictions of organization of the Mexican Loan Parties, (vi) resolutions of the Mexican Loan Parties and (vii) as reasonably requested by the Collateral Agent, any other agreement, instrument or other document in respect of any Mexican Loan Party;

(c)                within 30 days after the Effective Date, the Loan Parties shall have delivered to the Collateral Agent such landlord waivers and collateral access agreements as may be required by Section 7.01(l), duly executed by the applicable Loan Party and the applicable landlord or bailee;

(d)               within 30 days after the Effective Date, the Loan Parties shall have delivered to the Collateral Agent (to the extent not delivered on the Effective Date) appropriate endorsements (including loss payable endorsements), in form and substance reasonably satisfactory to the Collateral Agent, naming the Collateral Agent as an additional insured and as mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance policies referred to in clauses (i) and (ii) of Section 7.01(h); and

(e)                within 30 days after the Effective Date, the Collateral Agent shall have received counterpart signatures to the Intercompany Subordination Agreement, or a duly executed joinder agreement thereto, from each Subsidiary of the Parent, to the extent not delivered on the Effective Date.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01        Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

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(a)                Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)               Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)                Governmental Approvals. No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d)               Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(e)                Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), as of the Effective Date there are no outstanding debt or equity securities of any Subsidiaries of the Parent and no outstanding obligations of any Subsidiaries of the Parent convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any such Subsidiaries, or other obligations of any such Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of any such Subsidiaries.

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(f)                Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)               Financial Statements.

(i)                 The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP in all material respects. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements as and to the extent required in accordance with GAAP. Since December 31, 2017, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)               The Parent has heretofore furnished to each Agent and each Lender (A) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from the Effective Date through December 31, 2023, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2019 through 2023, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii).

(h)               Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, or (iii) any term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

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(i)                 ERISA. Except as set forth on Schedule 6.01(i), (i) each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, other than ERISA Events that could not reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate, (iii) except as could not reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate, the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, (iv) except as could not reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate, copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Pension Plan have been delivered to the Agents, (v) except as could not reasonably be expected to result in a material liability to any Loan Party, each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code is the subject of a favorable determination letter from the Internal Revenue Service or utilizes a prototype or volume submitter plan document that is the subject of a favorable opinion or advisory letter issued by the Internal Revenue Service to the sponsor of such prototype or volume submitter plan, (vi) no Loan Party or any of its ERISA Affiliates has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no such premium payments which have become due which are unpaid, (vii) except as could not reasonably be expected to result in a material liability to any Loan Party, there are no pending or, to the knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course, appeals of such claims and domestic relations order proceedings) instituted against (A) any Employee Plan or its assets, (B) to the knowledge of any Loan Party, any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan, (viii) except as could not reasonably be expected to result in a material liability to any Loan Party, no Loan Party maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides medical, dental or vision benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or has any obligation to provide any such benefits for any current employee after such employee's termination of employment, other than (A) as required by Requirements of Law, and (B) coverage through the end of the month of retirement or other termination of employment or service. In addition, (1) no Foreign Plan Event has occurred nor is reasonably expected to occur with respect to any Foreign Plan, (2) all employer and employee contributions required by Requirements of Law or by the terms of any Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, (3) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan, (4) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, and (5) each Foreign Plan is in compliance in all material respects (Y) with all Requirements of Law and all regulations and published interpretations thereunder applicable to such Foreign Plan and (Z) with the terms of such plan; except, with respect to each of the foregoing clauses (1) through (5), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j)                 Taxes, Etc. (i) All federal and state income and other material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

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(k)               Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)                 Nature of Business.

(i)                 The Loan Parties are principally engaged only in the business set forth on Schedule 6.01(l).

(ii)               Each Holding Company is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents and the Revolving Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(iii)             Each Inactive Subsidiary is inactive and does not have any liabilities (other than liabilities arising under the Loan Documents and the Revolving Loan Documents), own any material assets (other than assets having a value of less than $50,000 in the aggregate for all such Inactive Subsidiaries) or engage in any operations or business (other than the maintenance of its existence and activities incidental thereto).

(m)             Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n)               Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect which (either individually or in the aggregate) has, or could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(o)               Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

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(p)               Employee and Labor Matters. Except as could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect, (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)               Environmental Matters. Except as set forth on Schedule 6.01(q), (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, except where such violation could not reasonably be expected to result in a material Environmental Claim or Environmental Liability, (ii) each Loan Party and its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in a material Environmental Claim or Environmental Liability; (iii) there has been no Release of Hazardous Materials at any properties currently or formerly owned, leased or operated by any Loan Party or its Subsidiaries or, to the knowledge of any Loan Party (i) a predecessor in interest, or (ii) at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or its Subsidiaries, which in any case of the foregoing could reasonably be expected to result in a material Environmental Claim or Environmental Liability; (iv) there are no pending or, to the knowledge of any Loan Party, threatened Environmental Claims against, or Environmental Liability of, any Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in a material Environmental Claim or Environmental Liability; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits, and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

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(r)                 Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list (or attaches copies of certificates) of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

(s)                Use of Proceeds. The proceeds of the Loans made on the Effective Date shall be used to (xii) fund a portion of the cash consideration payable in connection with the MC Assembly Acquisition, (xiii) refinance the Target Indebtedness, (xiv) pay the costs, fees and expenses relating to the MC Assembly Acquisition and this Agreement and (xv) fund working capital and general corporate purposes of the Borrowers. The proceeds of the Term Loan B made after the Effective Date shall be used solely to fund any earn-outs payable in respect of the MC Assembly Acquisition.

(t)                 Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u)               Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party and (ii) each Intellectual Property Contract that is a Material Contract to which each Loan Party is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)               Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, except as permitted by Section 7.02(m), and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(w)             Investment Company Act. None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x)               Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, in the case of each of clauses (i) and (ii), which termination, cancellation, limitation or modification could reasonably be expected to have a Material Adverse Effect; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

(y)               [Reserved].

(z)                Consummation of MC Assembly Acquisition. The Parent has delivered to the Agents complete and correct copies of all Acquisition Documents to which the Parent or any of its Subsidiaries is a party, including all schedules and exhibits thereto. The execution, delivery and performance of the Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Parent and each Subsidiary of the Parent party thereto. Each Acquisition Document is the legal, valid and binding obligation of the Parent and each Subsidiary of the Parent party thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the Acquisition Agreement have been fulfilled or (with the prior written consent of the Agents) waived, no Acquisition Document has been amended or otherwise modified, and there has been no breach of any term or condition of any Acquisition Document that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(aa)            [Reserved].

(bb)           Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers or employees nor, to the knowledge of any Loan Party, any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (iv) is a "Foreign Shell Bank" within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (v) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Loan Party and its Subsidiaries, their respective directors, officers and employees and, to the knowledge of each Loan Party, their respective agents or Affiliates, is in compliance with all Sanctions, Anti-Money Laundering Laws. Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and is taking no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. No proceeds from the Term Loans shall be used in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

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(cc)            Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent for each Loan Party on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. Each Loan Party acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

(dd)          [Reserved].

(ee)            [Reserved].

(ff)             [Reserved].

(gg)           Pari Passu. The obligations of each Loan Party under this Agreement and the other Loan Documents to which it is a party rank and will rank at least pari passu in priority of payment and in all other respects with all its other present and future unsecured and unsubordinated Indebtedness of such Loan Party.

(hh)           Exchange Controls. Each Loan Party has the ability to lawfully pay solely and exclusively in Dollars the total amount which is, or may become, payable by it to the Lender under the Loan Documents.

(ii)               Full Disclosure.

(i)                 Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which it was made, not misleading in any material respect.

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(ii)               Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders (it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance).

ARTICLE VII
COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01        Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a)                Reporting Requirements. Furnish to each Agent and each Lender:

(i)                 within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (it being agreed that the requirements of this clause (A) shall not apply so long as there is no corresponding month in the preceding Fiscal Year that occurred after the Effective Date), and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(ii)               within 45 days after the end of each Fiscal Quarter of the Parent and its Subsidiaries commencing with the first Fiscal Quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (it being agreed that the requirements of this clause (A) shall not apply so long as there is no corresponding Fiscal Quarter in the preceding Fiscal Year that occurred after the Effective Date), and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments; provided, however, that if the Parent files its quarterly report on Form 10-Q with the SEC for the applicable Fiscal Quarter and such quarterly report contains the financial statements and reports described above, in a form acceptable to the Administrative Agent in its reasonable discretion, then the Loan Parties may satisfy the forgoing requirement by delivering a copy of such quarterly report to the Administrative Agent;

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(iii)             within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (it being agreed that the requirements of this clause (A) shall not apply so long as there is no preceding Fiscal Year that occurred after the Effective Date), and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which opinion shall be without (1) a "going concern" or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03 (it being understood and agreed that any qualification with respect to the maturity of the Obligations shall be permitted)); provided, however, that if the Parent files its annual report on Form 10-K with the SEC for the applicable Fiscal Year and such annual report contains the financial statements and reports described above, in a form acceptable to the Administrative Agent in its reasonable discretion, then the Loan Parties may satisfy the forgoing requirement by delivering a copy of such annual report to the Administrative Agent, in any case, together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(iv)             simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (acting in such capacity, and not in any personal capacity) (a "Compliance Certificate"):

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(A)             stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence during such period of an Event of Default or Default that is continuing or, if an Event of Default or Default had occurred and is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B)              in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C)              in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 7.01, each Security Document and each Mortgage, together with such other related documents and information as the Administrative Agent may reasonably require, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i), (3) a reasonably detailed summary of any Excluded Equity Issuances during the applicable Fiscal Year, the proceeds of which were used to make Capital Expenditures or to pay the Purchase Price of any Permitted Acquisition, and (4) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v)               [reserved];

(vi)             as soon as available and in any event within 3 Business Days after delivery to the Revolving Loan Agent, all borrowing base certificates or reports and other related information delivered to the Revolving Loan Agent or the Revolving Loan Lenders pursuant to the Revolving Loan Documents;

(vii)           as soon as available and in any event not later than the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(ii)(ii) are true and correct with respect to the Projections;

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(viii)         promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material and adverse non-routine investigation of any Loan Party or any of its Subsidiaries by such Governmental Authority;

(ix)             as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(x)               as soon as possible and in any event: (A) at least 10 days prior to any event or development that could reasonably be expected to result in or constitute an ERISA Event (other than an ERISA Event that could not reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate), and, to the extent not reasonably expected, within 5 days after the occurrence of any ERISA Event (other than an ERISA Event that could not reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate), notice of such ERISA Event (in reasonable detail), (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within 3 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA, (E) within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party, if such closing or mass layoff could reasonably be expected to result in a material liability to such Loan Party, and (F) within 3 days after receipt thereof by any Loan Party or any Subsidiary or Affiliate thereof, a copy of any notice from any Governmental Authority related to any Foreign Plan, the subject of which could reasonably be expected to result in a material liability to such Loan Party;

(xi)             promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each claim, litigation, action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(xii)           as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material and adverse notices that any Loan Party executes or receives in connection with any Material Contract or any Acquisition Document;

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(xiii)         concurrently with the execution, receipt or delivery thereof, (A) copies of all material notices (including, without limitation, default notices), reports (other than borrowing base certificates or reports), statements or other material information that any Loan Party or any of its Subsidiaries executes, receives or delivers in connection with any Revolving Loan Document and (B) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that any Loan Party or any of its Subsidiaries executes, receives or delivers with respect to any Revolving Loan Document.

(xiv)         as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of any Subsidiary of the Parent, or of all or substantially all of the assets of any Loan Party;

(xv)           as soon as possible and in any event within 5 days after the delivery thereof to the Parent's or the Borrower's Board of Directors, copies of all “board meeting packages” so delivered in respect of a meeting of the Board of Directors (with such redactions as applicable with respect to confidential information prohibited from being disclosed by Requirements of Law or Contractual Obligations (not entered into in contemplation of such disclosure), privileged information and information subject to conflict-of-interest concerns, in each case, as made on advice of counsel);

(xvi)         promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party files with the SEC or any national (domestic or foreign) securities exchange;

(xvii)       promptly upon receipt thereof, copies of all final forms of financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xviii)     promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers' compliance with Section 7.02(r);

(xix)         simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies during any such applicable fiscal period from those used in the preparation of the Financial Statements immediately prior to such change that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and detail satisfactory to the Agents; and

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(xx)           promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

(b)               Additional Borrowers, Guarantors and Collateral Security. Cause:

(i)                 each Subsidiary of any Loan Party not in existence on the Effective Date (including any Subsidiary formed as a result of an LLC Division), each Subsidiary of any Loan Party that becomes borrower or a guarantor under the Revolving Loan Documents after the Effective Date, and each Immaterial Subsidiary that no longer satisfies the criteria for Immaterial Subsidiaries set forth in the definition thereof after the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 3 days (or such later date acceptable to the Collateral Agent in its sole discretion) after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, (B) a supplement to the Security Agreement with respect to any Domestic Subsidiary, or a supplement to the applicable foreign-law governed Security Document with respect to any Foreign Subsidiary, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request (including, without limitation, any foreign law-governed agreements, instruments, approvals, or other documents with respect to any Foreign Subsidiary), (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents (including, without limitation, any foreign law-governed agreements, instruments, approvals, or other documents with respect to any Foreign Subsidiary) reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Document or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii)               each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 3 days (or such later date acceptable to the Collateral Agent in its sole discretion) after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement) (or, in the case of any Foreign Subsidiary, a supplemental pledge to the applicable foreign Security Document), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request (including, without limitation, opinions of foreign counsel with respect to any Foreign Subsidiary) and (D) such other agreements, instruments, approvals or other documents (including, without limitation, any foreign-law governed agreements, instruments, approvals or other documents with respect to any Foreign Subsidiary) requested by the Collateral Agent.

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Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that (I) if the Equity Interests of an Excluded Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in the Equity Interests of such Excluded Subsidiary.

(c)                Compliance with Laws; Payment of Taxes.

(i)                 Comply, and cause each of its Subsidiaries to comply with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ii)               Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)               Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)                Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)                Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives (subject, in any event, to the reimbursement limitations in Section 2.06(g)). In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f), which discussion shall, so long as no Event of Default shall have occurred and be continuing, be arranged with such independent accountants with reasonable prior notice to the Parent and reasonable opportunity of the Parent to participate in such discussions.

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(g)               Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h)               Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, flood, rent, worker's compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

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(i)                 Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j)                 Environmental.

(i)                 Keep the Collateral free of any Environmental Lien;

(ii)               Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits, except to the extent the failure to so obtain, maintain, preserve or comply could not reasonably be expected to result in a material Environmental Claim or Environmental Liability;

(iii)             Take all commercially reasonable steps to prevent any Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in a material Environmental Claim or Environmental Liability;

(iv)             Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in a material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) a material Environmental Claim against or Environmental Liability of any Loan Party; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k)               Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on the same day of the same week of each 52/53 week year as substantially consistent with current practice as of the Effective Date unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l)                 Landlord Waivers; Collateral Access Agreements. Obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent, for (i) each headquarters location of the Loan Parties that is not owned by a Loan Party (whether such property is now existing or acquired after the Effective Date), (ii) each location of the Loan Parties that is not owned by a Loan Party and at which books and records are maintained (whether such property is now existing or acquired after the Effective Date) and (iii) each location of the Loan Parties that is not owned by a Loan Party and at which at any time any Collateral with a fair market value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located (whether such real property is now existing or acquired after the Effective Date).

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(m)             After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property (wherever located) (each such interest being a "New Facility") with a Current Value (as defined below) in excess of $500,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the fee interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(m).

(n)               Anti-Corruption Laws and Anti-Money Laundering Laws.

(i)                 Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii)               Comply, and cause each of its Subsidiaries to comply, with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(iii)             In order to comply with the "know your customer/borrower" requirements of the Anti-Money Laundering Laws, the Borrower is required to provide certain information relating to individuals and entities which maintain a business relationship with the Lender. Accordingly, each of the parties agrees to provide to the Lender, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Lender to comply with Anti-Money Laundering Laws.

(o)               Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred or be continuing, shall not be made more than once in any four-week period), participate in a meeting with the Agents and the attending Lenders by telephone or at the Borrowers' corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time during normal business hours as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

(p)               [Reserved].

(q)               Certificate of Beneficial Ownership and Other Additional Information. Provide to the Agents and the Lenders (xvi) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to any Agent or any Lender, (xvii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent, when the individual(s) to be identified as a Beneficial Owner have changed and (xviii) such other information and documentation as may reasonably be requested by any Agent or any Lender from time to time for purposes of compliance by such Agent or such Lender with Requirements of Law (including without limitation the USA PATRIOT Act and other "know your customer" and anti-money laundering rules and regulations and further including without limitation all such information and documentation requested in connection with the joinder of a new Loan Party pursuant to the terms of this Agreement or any other Loan Document), and any policy or procedure implemented by such Agent or such Lender to comply therewith.

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(r)                 Currency Fluctuation Protection. Enter into and maintain Hedging Agreements on and after January 1, 2019, to the extent necessary to provide that (i) 100% of the foreign currency exposure of the Parent and its Subsidiaries is at all times subject to currency fluctuation protection for a period of not less than the immediately succeeding 90 days and (ii) 50% of the foreign currency exposure of the Parent and its Subsidiaries is at all times subject to currency fluctuation protection for a period of not less than the next succeeding 90 days, which Hedging Agreements shall have terms and conditions reasonably satisfactory to the Agents.

(s)                Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing clauses (ii), (iii) and (iv), to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

Section 7.02        Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)                Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

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(b)               Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)                Fundamental Changes; Dispositions.

(i)                 Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or enter into any LLC Division or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (A) any wholly-owned Domestic Subsidiary of any Domestic Loan Party may be merged into such Domestic Loan Party or another wholly-owned Domestic Subsidiary of such Domestic Loan Party, or may consolidate with another wholly-owned Domestic Subsidiary of such Domestic Loan Party, or (B) any wholly-owned Foreign Subsidiary of any Foreign Loan Party may be merged into such Foreign Loan Party or another wholly-owned Foreign Subsidiary of such Foreign Loan Party, or may consolidate with another wholly-owned Foreign Subsidiary of such Foreign Loan Party, so long as, in the case of any transaction described in clause (A) or (B): (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 30 days' prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (3) no Default or Event of Default shall have occurred and be continuing either before or immediately after giving effect to such transaction, (4) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, (5) no Holding Company may be a party to any such merger, consolidation or amalgamation, (6) in the case of any merger, consolidation or amalgamation involving a Borrower, a Borrower must be the surviving entity in such merger, consolidation or amalgamation and (7) in the case of any merger, consolidation or amalgamation involving a Loan Party, the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Document and the Equity Interests of such Subsidiary are the subject of a Security Document, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation; provided, further, that any Inactive Subsidiary may be dissolved so long as its assets (if any) are distributed to its direct parent or to a Loan Party; and

(ii)               Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing (unless such agreement is contingent upon the payment in full in cash of the Obligations or the obtaining of the requisite approvals hereunder)), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

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(d)               Change in Nature of Business.

(i)                 Make, or permit any of its Subsidiaries to make, any change in the nature of its principal business as described in Section 6.01(l).

(ii)               Permit any Holding Company to have any material liabilities (other than liabilities arising under the Loan Documents and the Revolving Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(iii)             Permit any Inactive Subsidiary to have any liabilities (other than liabilities arising under the Loan Documents and the Revolving Loan Documents), own any assets (other than assets having a value of less than $50,000 in the aggregate for all such Inactive Subsidiaries), or engage in any material operations or business (other than the maintenance of its existence and activities incidental thereto).

(e)                Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make (unless such commitment or agreement is contingent upon the payment in full in cash of the Obligations or the obtaining of the requisite approvals hereunder), any Investment in any other Person (including by operation or as a result of an LLC Division) except for Permitted Investments.

(f)                Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g)               Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (other than in connection with any Permitted Acquisition or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period set forth in the table below to exceed the amount set forth opposite such fiscal period (plus, in each case, the amount of proceeds of Excluded Equity Issuances received by the Loan Parties in connection with, and within six months of, the making of such Capital Expenditures):

Period	Capital Expenditure
Fiscal Quarter ending December 31, 2018	$1,000,000
2019 Fiscal Year	$5,000,000
2020 Fiscal Year	$5,500,000
2021 Fiscal Year	$6,000,000
2022 Fiscal Year	$6,500,000
2023 Fiscal Year	$7,000,000

provided, however, that if the amount of the Capital Expenditures permitted to be made in any fiscal period set forth in the table above is greater than the actual amount of the Capital Expenditures actually made in such fiscal period (the amount by which such permitted Capital Expenditures for such fiscal period exceeds the actual amount of Capital Expenditures for such fiscal period, the "Excess Amount"), then up to 50% of such Excess Amount (such amount, the "Carry-Over Amount") may be carried forward to the next succeeding fiscal period (the "Succeeding Fiscal Period"); provided that the Carry-Over Amount applicable to a particular Succeeding Fiscal Period may not be carried forward to another fiscal period. Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period shall be deemed to reduce, first, the amount set forth in the table above for such fiscal period and, then, the Carry-Over Amount.

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(h)               Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment (including by operation or as a result of an LLC Division) other than Permitted Restricted Payments.

(i)                 Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j)                 Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i)(A) transactions with Asure Software, Inc. not to exceed $5,000,000 in any Fiscal Year that are consummated in the ordinary course of business for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof and (B) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and, in the case of this clause (B), that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $100,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) reasonable and customary director, officer and employee compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary, (vi) transactions among or between Loan Parties otherwise permitted by this Agreement, and (vii) transactions among or between Subsidiaries of the Parent that are not Loan Parties otherwise permitted by this Agreement.

(k)               Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

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(A)             the Loan Documents or the Revolving Loan Documents;

(B)              any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)              any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)             in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)              customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)               customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(G)             customary restrictions in contracts that prohibit the assignment of such contract.

(l)                 Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) the Loan Documents and the Revolving Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.

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(m)             Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)                 Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of (A) any of its or its Subsidiaries' Indebtedness (other than the Revolving Loan Obligations) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect or (B) the Revolving Loan Obligations or any Revolving Loan Document if such amendment, modification or change would not be permitted by the terms and conditions of the Intercreditor Agreement;

(ii)               except for the Obligations, the Revolving Loan Obligations, Permitted Intercompany Investments (to the extent permitted by the Intercompany Subordination Agreement), Permitted Purchase Money Indebtedness (to the extent in respect of assets no longer used in the business of any Loan Party) and any Permitted Refinancing Indebtedness in respect of the foregoing, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii)             amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, but excluding, in any event, amendments, modifications or changes to the Governing Documents of the Parent for increases in issuance of or authorization of issuance of or increases to authorized shares of Qualified Equity Interests of the Parent) with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any LLC Division or any comparable transaction under any similar law; or

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(iv)             agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract or any Acquisition Document if such amendment, modification, change or waiver would be materially adverse to any Loan Party or any of its Subsidiaries (when taken as a whole with any other amendments, modifications or other changes to such Material Contract or Acquisition Document) or the Agents and the Lenders.

(n)               Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

(o)               ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event that could reasonably be expected to result in a material liability to any Loan Party or ERISA Affiliate, or (ii) except as could not reasonably be expected to result in a material liability to any Loan Party, adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides medical, dental or vision benefits to employees after termination of employment, other than (A) as required by Section 4975 of the Code, Section 601 of ERISA or other Requirements of Law, and (B) coverage through the end of the month of termination of employment.

(p)               Environmental. Use, handle, generate, store, treat, Release or dispose of Hazardous Materials at any property owned, leased or operated by it or any of its Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that could not reasonably be expected to result in a material Environmental Claim or Environmental Liability).

(q)               Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be permitted by or otherwise required to conform to GAAP).

(r)                 Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i)                 Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii)               Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

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(s)                Foreign Exchange Availability. Fail to maintain in full force and effect and comply with the terms of all Requirements of Law required to enable it to pay solely and exclusively in Dollars all amounts which a Loan Party is or may be required to pay under the Loan Documents.

(t)                 Pari Passu. Fail to take all actions necessary to cause all Obligations to rank at all times at least pari passu in priority in right of payment and in all other respects with all other of unsecured and unsubordinated Indebtedness of any Loan Party.

(u)               No Excess Cash. Permit the maintenance of cash and Cash Equivalents in the accounts of all Foreign Loan Parties and Foreign Subsidiaries in excess of (i) with respect to Foreign Loan Parties and Foreign Subsidiaries organized in Mexico, $500,000 at any time outstanding, and (ii) with respect to all other Foreign Loan Parties and Foreign Subsidiaries, $1,000,000 at any time outstanding.

(v)               Earn-outs. Fund any earn-out payable in respect of the MC Assembly Acquisition with the proceeds of any Indebtedness other than the Term Loan B.

Section 7.03        Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)                Leverage Ratios.

(i)                 Permit the Total Leverage Ratio of the Parent and its Subsidiaries as of the last day of any period of 4 consecutive Fiscal Quarters of the Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Total Leverage Ratio
December 31, 2018 March 31, 2019	4.50x 4.25x
June 30, 2019 September 30, 2019	4.25x 3.85x
December 31, 2019 March 31, 2020	3.45x 3.30x
June 30, 2020 September 30, 2020	3.10x 2.90x

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December 31, 2020 March 31, 2021	2.70x 2.60x
June 30, 2021 September 30, 2021	2.45x 2.35x
December 31, 2021 March 31, 2022	2.35x 2.35x
June 30, 2022 September 30, 2022	2.20x 2.00x
December 31, 2022 March 31, 2023	2.00x 2.00x
June 30, 2023 September 30, 2023	2.00x 2.00x
December 31, 2023	2.00x

(ii)               Permit the Senior Leverage Ratio of the Parent and its Subsidiaries as of the last day of any period of 4 consecutive Fiscal Quarters of the Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Senior Leverage Ratio
December 31, 2018 March 31, 2019	4.00x 3.50x
June 30, 2019 September 30, 2019	3.25x 2.90x
December 31, 2019 March 31, 2020	2.55x 2.40x
June 30, 2020 September 30, 2020	2.40x 2.20x
December 31, 2020 March 31, 2021	2.00x 1.90x
June 30, 2021 September 30, 2021	1.90x 1.75x
December 31, 2021 March 31, 2022	1.75x 1.75x

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June 30, 2022 September 30, 2022	1.75x 1.50x
December 31, 2022 March 31, 2023	1.50x 1.50x
June 30, 2023 September 30, 2023	1.50x 1.50x
December 31, 2023	1.50x

(b)               Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the last day of any period of 4 consecutive Fiscal Quarters of the Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
December 31, 2018 March 31, 2019	1.35x 1.35x
June 30, 2019 September 30, 2019	1.35x 1.35x
December 31, 2019 March 31, 2020	1.35x 1.50x
June 30, 2020 September 30, 2020	1.50x 1.75x
December 31, 2020 March 31, 2021	1.75x 2.00x
June 30, 2021 September 30, 2021	2.00x 2.00x
December 31, 2021 March 31, 2022	2.00x 2.00x
June 30, 2022 September 30, 2022	2.00x 2.00x
December 31, 2022 March 31, 2023	2.00x 2.00x
June 30, 2023	2.00x

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September 30, 2023	2.00x
December 31, 2023	2.00x

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01        Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank") and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party into a Cash Management Account.

(b)               On or prior to the Effective Date, the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c)                Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Administrative Agent's direction be wired each Business Day into the Administrative Agent's Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent's Account.

(d)               So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement.

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ARTICLE IX
EVENTS OF DEFAULT

Section 9.01        Events of Default. Each of the following events shall constitute an event of default (each, an "Event of Default"):

(a)                any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of 3 Business Days or (ii) all or any portion of the principal of the Loans;

(b)               any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made;

(c)                (i) any Loan Party shall fail to perform or comply with (A) any covenant or agreement contained in Section 7.01(a) (other than sub-clauses (vii), (viii), (x), (xvi), (xvii), (xviii) and (xx)), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.02 (other than clause (o)) or Section 7.03 or ARTICLE VIII, (B) any negative covenant contained in any Security Document to which it is a party or any Mortgage to which it is a party or (C) any affirmative covenant contained in any Security Document to which it is a party with respect to the delivery of Collateral to the Collateral Agent, (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Document to which it is a party or any Mortgage to which it is a party and not subject to clause (i) of this Section 9.01(c), and such failure, if capable of being remedied, shall remain unremedied for 10 days after the date of such failure, and (iii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a)(vii), Section 7.01(a)(viii), Section 7.01(a)(xvi), Section 7.01(a)(xvii), Section 7.01(a)(xviii) or Section 7.01(a)(xx), and such failure, if capable of being remedied, shall remain unremedied for 5 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(d)               any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

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(e)                the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement, any Loan Document or any Revolving Loan Document) having an aggregate amount outstanding in excess of $500,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)                the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)               any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)               any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)                 any Security Document, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral having a fair market value in excess of $500,000 purported to be covered thereby;

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(j)                 one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 20 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)               the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct, for any reason whatsoever, all or any material part of its business, if any such injunction, restraint or order could reasonably be expected to have a Material Adverse Effect;

(l)                 any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes the cessation or substantial curtailment of revenue producing activities at any facility of the Parent or any of its Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(m)             the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n)               the indictment of the Parent or any of its Subsidiaries under any criminal statute, or the commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries pursuant to proceedings with respect to which the penalties or remedies sought or available include forfeiture to any Governmental Authority of any Collateral having a fair market value in excess of $500,000;

(o)               (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates securing a liability in excess of $500,000;

(p)               (i) any of the Obligations for any reason shall cease to be "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (ii) any Indebtedness other than the Obligations and the Revolving Loan Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iii) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (iv) any of the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;

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(q)               (i) there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, any Revolving Loan Document or (ii) any of the provisions of the Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Revolving Loan Agreement or any Revolving Loan Lender; provided that an event of default under the Revolving Loan Documents that is based on a breach of a financial covenant under the Revolving Loan Agreement shall not become a Default or an Event of Default under this Agreement unless such event of default under the Revolving Loan Documents shall continue after the applicable grace period therefor and shall not have been cured or waived within forty-five (45) days after the date on which the Loan Parties are required to have delivered financial statements to the Revolving Loan Agent or any Revolving Loan Lender evidencing the occurrence of such event of default under the Revolving Loan Documents;

(r)                 a Change of Control shall have occurred; or

(s)                the operations of any Loan Party’s material manufacturing facilities (as of the Effective Date, it is agreed that the manufacturing facility located at Washington #3701 Building 20, Chihuahua, Mexico C.P. 31200 Mexico is material) are interrupted at any time for any period of 10 consecutive days (other than scheduled shut downs), unless such Loan Party shall (i) maintain a backup plan reasonably acceptable to the Collateral Agent or present a plan reasonably acceptable to the Collateral Agent evidencing that such interruption will not materially affect such Loan Party’s manufacturing or sales of its products; or (ii) (A) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the 3 consecutive-month period immediately preceding the initial date of interruption and (B) receive such proceeds in the amount described in clause (ii)(A) preceding not later than 30 days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clause (ii)(A) and (ii)(B) of this Section, an Event of Default shall be deemed to have occurred if such Loan Party shall be receiving the proceeds of business interruption insurance for a period of 30 consecutive days or more;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

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ARTICLE X
AGENTS

Section 10.01    Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

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Section 10.02    Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b)               Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this ARTICLE X to the extent provided by the applicable Agent.

Section 10.03    Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under

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or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default (for the avoidance of doubt, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default"), or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04    Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

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Section 10.05    Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent for and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06    Agents Individually. With respect to its Pro Rata Share of the Total Term Loan Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07    Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent with the written consent of the Administrative Borrower; provided that, the written consent of the Administrative Borrower (i) shall not be unreasonably withheld, conditioned or delayed, (ii) shall not be required upon the occurrence and during the continuance of an Event of Default, (iii) shall not be required in connection with the appointment of any Lender as successor Agent and (iv) shall be deemed given if not denied by the Administrative Borrower within 5 Business Days of the date of the request therefor and, with respect to any denial, shall be accompanied by a written explanation thereof. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)       With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor's Agent's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08    Collateral Matters.

(a)                The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b)               The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Term Loan Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

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(c)                Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d)               Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e)                The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

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Section 10.09    Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10    No Reliance on any Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12    No Fiduciary Relationship. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 10.13    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)                is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a "Report") prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)               expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)                expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent's and its Subsidiaries' books and records, as well as on representations of their personnel,

(d)               agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e)                without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

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Section 10.15    Intercreditor Agreement. Each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement and to bind the Lenders thereto by the Collateral Agent's entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement.

Section 10.16    [Reserved].

Section 10.17    Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

ARTICLE XI
GUARANTY

Section 11.01    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this ARTICLE XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

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Section 11.02    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)                any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)               any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)                any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)               the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)                any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

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(f)                any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04    Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments or its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this ARTICLE XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

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Section 11.06    Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. "Fair Share Contribution Amount" means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

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ARTICLE XII
MISCELLANEOUS

Section 12.01    Notices, Etc.

(a)                Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

SMTC Corporation
7050 Woodbine Avenue, Suite 300
Markham, Ontario, Canada L3R 4G8
Attention:
Telephone:
Email:

with a copy to:

Perkins Coie LLP
505 Howard Street, Suite 1000
San Francisco, California 94105

Attention:
Telephone:
Telecopier:

Email:

if to the Administrative Agent or the Collateral Agent, to it at the following address:

TCW Asset Management Company LLC
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention:
Telephone:
Email:

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in each case, with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:
Telephone:
Telecopier:
Email:

and a copy to:

Cortland Capital Market Services LLC
225 W. Washington Street, 9th Floor
Chicago, Illinois  60606
Attention:
Telephone:
Telecopier:
Email:

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)               Electronic Communications.

(i)                 Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)               Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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Section 12.02    Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) with a copy to each Agent (if not a signatory thereto) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders), with a copy to each Agent (if not a signatory thereto), and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)                 increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii)               increase the Total Term Loan Commitment without the written consent of each Lender;

(iii)             change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv)             amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender;

(v)               release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; or

(vi)             amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.

(b)               Notwithstanding anything to the contrary in Section 12.02(a):

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(i)                 no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii)               any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any equity holder of the Parent or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii)             no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) and Section 4.03;

(iv)             if the Administrative Agent determines that either inadequate or insufficient quotations of the London interbank offered rate exist or the use of "LIBOR" has been or will be discontinued, the Administrative Agent, the Required Lenders and the Administrative Borrower may amend the definition of "LIBOR" and other related provisions to provide for a substitute interest rate index and to include other provisions that are at such time customary in the lending markets of the Administrative Agent and such Required Lenders (as determined by the Administrative Agent and the Required Lenders, such determination to be conclusive absent manifest error); and

(v)               no Defaulting Lender, Loan Party, equity holder of the Parent or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, equity holder of the Parent or Affiliate).

(c)                If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

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Section 12.03    No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04    Expenses; Taxes; Attorneys' Fees. The Borrowers will pay, within ten days of written demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (f) and (j) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) through (f) and (j) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender's Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in respect of any brokers retained by the Borrowers connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the reasonable expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

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Section 12.05    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07    Assignments and Participations.

(a)                This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

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(b)               Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Administrative Agent and the Administrative Borrower; provided, however, that (i) no written consent of the Administrative Agent or the Administrative Borrower shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (ii) the written consent of the Administrative Borrower (A) shall not be unreasonably withheld, conditioned or delayed, (B) shall not be required in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender, (C) shall not be required (1) if such assignment is to a Person other than a Competitor, upon the occurrence and during the continuance of an Event of Default and (2) if such assignment is to a Competitor, upon the occurrence and during the continuance of an Event of Default under Section 9.01(a), Section 9.01(c) (solely with respect to the failure of the Loan Parties to perform or comply with any covenant or agreement contained in Section 7.02(g) or Section 7.03), Section 9.01(f) or Section 9.01(g) and (D) shall be deemed given if not denied by the Administrative Borrower within 5 Business Days of the date of the request therefor and, with respect to any denial, shall be accompanied by a written explanation thereof.

(c)                Assignments shall be subject to the following additional conditions:

(i)                 Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

(ii)               The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and any information required by Section 7.02(q), and such parties shall deliver to the Administrative Agent, for its own account, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender), a duly executed IRS Form W-9, and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act; and

(iii)             No such assignment shall be made to (A) any Loan Party, any equity holder of the Parent or any of their respective Affiliates or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), in the case of each of clauses (A) and (B), without the prior written consent of the Collateral Agent.

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(d)               Upon the execution, delivery and acceptance of each Assignment and Acceptance, from and after the effective date specified therein and recordation thereof by the Administrative Agent on the Register in accordance with Section 12.07(f), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (d).

(e)                By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)                The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each fully completed Assignment and Acceptance delivered to it by the Collateral Agent and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

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(g)               Upon receipt by the Administrative Agent of a fully completed Assignment and Acceptance, $5,000 processing and recordation fee, if applicable, a duly executed IRS Form W-9, and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, the Administrative Agent shall record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Collateral Agent).

(h)               A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i)                 In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j)                 Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k)               Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

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(l)                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

Section 12.08    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09                  Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10                  Consent to Jurisdiction; Service of Process and Venue.

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(a)                ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b)               Each Foreign Loan Party hereby irrevocably appoints C T Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York 10011, as its agent to receive on behalf of each Foreign Loan Party service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to each Foreign Loan Party, in care of the Process Agent at the address specified above for such Process Agent, and such Foreign Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Foreign Loan Party covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, each Foreign Loan Party irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 12.01. Nothing in this Section 12.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any Foreign Loan Party in the country in which it is domiciled or in any other court having jurisdiction over such Foreign Loan Party or (ii) serve process upon any Foreign Loan Party in any manner authorized by the laws of any such jurisdiction.

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Section 12.11    Waiver of Jury Trial, Etc. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12    Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14    Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

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Section 12.15    Indemnification; Limitation of Liability for Certain Damages.

(a)                In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, or the Borrowers' use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee (or its respective Affiliates, officers, directors, employees, attorneys, consultants and agents), or the material breach of such Indemnitee’s (or its respective Affiliates, officers, directors, employees, attorneys, consultants and agents) obligation to fund the Loans under this Agreement, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b)               The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)                No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(d)               The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18    Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

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For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19    Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates' respective equityholders (including, without limitation, partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any permitted assignee or participant (or prospective assignee or participant which is a permitted assignee or participant as of the time of such disclosure) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Administrative Borrower.

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Section 12.20    Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.23    Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent's Account in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent's Account in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess.

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Section 12.24    Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 12.24 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 12.25    English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

Section 12.26    Exercise of Remedies; Revolving Loan Priority Collateral. Notwithstanding anything herein to the contrary, the right of the Collateral Agent to exercise any remedy with respect to the liens and security interests granted to the Collateral Agent pursuant to

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this Agreement and each other Loan Document is subject to the provisions of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, any obligation of any Loan Party hereunder and under each other Loan Document with respect to the delivery or control of any Collateral that constitutes Revolving Loan Priority Collateral shall be deemed to be satisfied if such Loan Party delivers or provides control of such Revolving Loan Priority Collateral to the Revolving Loan Agent in accordance with the requirements of the corresponding provision of the applicable Revolving Loan Document.  Any representation, warranty, covenant or other obligation of any Loan Party hereunder to create a “first priority” security interest in any Collateral that constitutes Revolving Loan Priority Collateral shall be first priority other than any Lien in favor of the Revolving Loan Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

MC ASSEMBLY, LLC,
as a Borrower

By:
Name:
Title:

MC ASSEMBLY INTERNATIONAL, LLC,
as a Borrower

By:
Name:
Title:

MC TEST SERVICE, INC.,
as a Borrower

By:
Name:
Title:

SMTC MANUFACTURING CORPORATION OF CALIFORNIA,
as a Borrower

By:
Name:
Title: :

[Signature Page to Financing

Agreement]

SMTC MEX HOLDINGS INC.,
as a Borrower

By:
Name:
Title:

GUARANTORS:

HTM HOLDINGS, INC.,
as a Guarantor

By:
Name:
Title:

MC ASSEMBLY HOLDINGS, INC.,
as a Guarantor

By:
Name:
Title:

SMTC CORPORATION,
as a Guarantor

By:
Name:
Title:

2

AGENTS:

TCW ASSET MANAGEMENT COMPANY LLC,
as Administrative Agent and as Collateral Agent

By:
Name:
Title:

LENDERS:

TCW DIRECT LENDING VII LLC

By: TCW Asset Management Company LLC, its Investment Advisor,
as a Lender

By:
Name:
Title:

WEST VIRGINIA DIRECT LENDING LLC

By: TCW Asset Management Company LLC,
Its Investment Advisor,
as a Lender

By:
Name:
Title:

TCW BRAZOS FUND LLC

By: TCW Asset Management Company LLC, its Investment Advisor,
as a Lender

By:
Name:
Title:

[Signature Page to Financing

Agreement]

TCW SKYLINE LENDING, L.P.

By: TCW Asset Management Company LLC, its Investment Advisor,
as a Lender

By:
Name:
Title:

NJ/TCW DIRECT LENDING LLC

By: TCW Asset Management Company LLC, its Investment Advisor,
as a Lender

By:
Name:
Title:

2